- - -------------------------------------------------------------------------------


                             PARTNERSHIP AGREEMENT

                                      OF

                               N-S&O PARTNERSHIP



                                by and between




                             NORCO WINDOWS, INC.,


                            SEALRITE WINDOWS, INC.


                                      and


                             OLDACH WINDOWS CORP.


- - -------------------------------------------------------------------------------


                            Dated October 11, 1994



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                              TABLE OF CONTENTS

                                                                          PAGE


ARTICLE 1         DEFINITIONS AND INTERPRETATION...........................  1

            Section 1.1       Definitions..................................  1
            Section 1.2       Other Definitions............................  8

ARTICLE 2         FORMATION OF THE PARTNERSHIP.............................  8

            Section 2.1       Formation....................................  8
            Section 2.2       Related Agreements...........................  8
            Section 2.3       Name.........................................  9
            Section 2.4       Partnership Filings........................... 9
            Section 2.5       Office of the Partnership..................... 9
            Section 2.6       Term.......................................... 9
            Section 2.7       Scope of Partners' Authority.................. 9

ARTICLE 3         CONTRIBUTIONS TO THE PARTNERSHIP.......................... 9

            Section 3.1       Initial Contributions by TJI.................. 9
            Section 3.2       Initial Contributions by S&O................. 10
            Section 3.3       Special Distribution to S&O.................. 11
            Section 3.4       Additional Contributions..................... 11
            Section 3.5       Return of Contributions; Interest............ 11
            Section 3.6       ND&L Operating Loss Payment.................. 11
                  3.6.1       Calculation.................................. 11
                  3.6.2       Objection to Statement....................... 11
                  3.6.3       Payment...................................... 12
                  3.6.4       Allocation to Norco.......................... 12
                  3.6.5       Dispute Resolution........................... 12
            Section 3.7       Additional Financing......................... 12
                  3.7.1       Source of Financing.......................... 12
                  3.7.2       Access to TJI Credit Facility................ 12
            Section 3.8       Non-Assignable Contracts..................... 13
            Section 3.9       Warranties................................... 13

ARTICLE 4         INTERESTS IN THE PARTNERSHIP............................. 14

            Section 4.1       Units........................................ 14
                  4.1.1       Authorized Units............................. 14
                  4.1.2       Outstanding Units............................ 14
            Section 4.2       Transfers of Partnership Interests........... 14
                  4.2.1       General Prohibition.......................... 14
                  4.2.2       Permitted Transfers.......................... 14
            Section 4.3       Agreements with Transferees.................. 15
            Section 4.4       Restraining Order............................ 15


                                   i
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ARTICLE 5         CAPITAL ACCOUNTS, DISTRIBUTIONS AND
                  ALLOCATIONS.............................................. 16

            Section 5.1       Capital Accounts............................. 16
            Section 5.2       Distribution Rights of Partnership Interests. 16
                  5.2.1       Distribution Rights.......................... 16
                  5.2.2       Limitation on Distribution Rights............ 16
            Section 5.3       Distributions with Respect to Units.......... 16
                  5.3.1       In General................................... 16
                  5.3.2       Limitations on Distributions................. 17
                  5.3.3       Time and Nature of Distributions............. 17
                        (a)   Current Distributions........................ 17
                        (b)   Liquidating Distributions.................... 17
                        (c)   Property Distributions....................... 17
            Section 5.4       Distributions with Respect to Canadian Net
                              Operating Loss Tax Benefits.................. 17
                  5.4.1       In General................................... 17
                  5.4.2       Determination of Amount...................... 17
                  5.4.3       Distributions to Norco....................... 18
                  5.4.4       Tax Allocation............................... 18
                  5.4.5       Canadian NOLs Not Fully Realized Prior to
                              Liquidation.................................. 18
                  5.4.6       Independent Provision........................ 18
                  5.4.7       Sale of Canadian Subsidiaries................ 18
            Section 5.5       Tax Distributions............................ 19
                  5.5.1       In General................................... 19
                  5.5.2       Good Faith Determination..................... 19
                  5.5.3       Determination of Highest Pro Rata Allocation. 19
                  5.5.4       Mandatory Tax Distributions.................. 19
                  5.5.5       Changes in Interests or Holdings............. 19
                  5.5.6       Authority of Management Board................ 20
            Section 5.6       Tax Allocations.............................. 20
                  5.6.1       In General................................... 20
                  5.6.2       Changes in Interests and Holdings............ 20
                  5.6.3       Nonrecourse Liabilities...................... 20
                  5.6.4       Effect on Taxes Only......................... 21
            Section 5.7       Definition of Canadian NOLs.................. 21
            Section 5.8       Miscellaneous Tax Matters.................... 21
                  5.8.1       Authority of Management Board................ 21
                  5.8.2       Partnership Elections........................ 22

                                   ii

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                  5.8.3       Tax Matters Partner.......................... 22
                  5.8.4       Certain Partnership-Level Taxes.............. 22

ARTICLE 6         CONDUCT OF THE BUSINESS.................................. 22

            Section 6.1       Business of the Partnership.................. 22
            Section 6.2       Chief Executive Officer...................... 23
            Section 6.3       Appointment of CEO........................... 23
            Section 6.4       Duties of CEO................................ 23
            Section 6.5       Budget....................................... 24
            Section 6.6       Expenses of the Partnership.................. 24
                  6.6.1       Pre-Closing Expenses......................... 24
                  6.6.2       Post-Closing Expenses........................ 24
            Section 6.7       Other Business Activities; Disclosure, Waiver 25
            Section 6.8       Scope of Authority; Indemnification.......... 26
                  6.8.1       Scope of Authority........................... 26
                  6.8.2       Indemnification.............................. 26

ARTICLE 7         MANAGEMENT BOARD......................................... 26

            Section 7.1       Management Board............................. 26
            Section 7.2       Composition of Management Board.............. 27
                  7.2.1       Management Board without CEO................. 27
                  7.2.2       Management Board with CEO.................... 27
                  7.2.3       Chairman and Vice Chairman................... 27
            Section 7.3       Approval of Management Board................. 27
                  7.3.1       Definition................................... 27
                  7.3.2       Quorum....................................... 28
                  7.3.3       Nonapplication............................... 28
            Section 7.4       Major Decisions.............................. 28
                  7.4.1       Definition................................... 28
                  7.4.2       Nonapplication............................... 30
            Section 7.5       Deadlock..................................... 30
            Section 7.6       Sale of Canadian Subsidiaries................ 31
                  7.6.1       Sale of Canadian Subsidiaries................ 31
                  7.6.2       Payment of Sale Proceeds; Reduction in
                              Ownership Percentages........................ 31
                  7.6.3       Effect of Sale............................... 32
                  7.6.4       Termination if No Sale....................... 32
            Section 7.7       Alternates and Change in Appointees.......... 33
                  7.7.1       Alternates................................... 33
                  7.7.2       Change in Appointees......................... 33
            Section 7.8       Remuneration................................. 33
            Section 7.9       Committees................................... 33

                                 iii
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            Section 7.10      Meetings of the Management Board............. 33
            Section 7.11      Records and Minutes.......................... 34
                  7.11.1      Records...................................... 34
                  7.11.2      Minutes...................................... 34
            Section 7.12      Written Decisions............................ 34

ARTICLE 8         LIABILITIES OF PARTNERS;
                  INDEMNIFICATION.......................................... 34

            Section 8.1       Liabilities of Partners...................... 34
            Section 8.2       Indemnification.............................. 35

ARTICLE 9         DEALINGS BETWEEN THE PARTNERSHIP AND
                  A PARTNER................................................ 35

            Section 9.1       Dealings with Partners....................... 35
            Section 9.2       Rates for Services........................... 35
            Section 9.3       Loans........................................ 36

ARTICLE 10        BOOKS, RECORDS AND FINANCIAL
                  INFORMATION.............................................. 36

            Section 10.1      Books of Account............................. 36
            Section 10.2      Appointment of Auditor....................... 36
            Section 10.3      Bank Accounts................................ 36
            Section 10.4      Other Accounting Decisions................... 36
            Section 10.5      Tax Returns.................................. 37
            Section 10.6      Notice of Tax Audit.......................... 37
            Section 10.7      Delivery of Financial Statements............. 37
            Section 10.8      Confidentiality.............................. 38

ARTICLE 11        DEFAULT.................................................. 38

            Section 11.1      Event of Default............................. 38
            Section 11.2      Remedies..................................... 39
            Section 11.3      Buy Procedure................................ 39
            Section 11.4      Valuation.................................... 40
                  11.4.1      Appointment of Investment Banker............. 40
                  11.4.2      Establishment of Value....................... 41
                  11.4.3      Decision Binding............................. 41
                  11.4.4      Expenses..................................... 41
            Section 11.5      Limitation on Rights......................... 41

ARTICLE 12        TERMINATION OF THE PARTNERSHIP........................... 41

            Section 12.1      No Abandonment............................... 41
            Section 12.2      Dissolution.................................. 41
                  12.2.1      Dissolution Events........................... 41

                               iv
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                  12.2.2      Waiver of Dissolution and Partition Rights... 42
            Section 12.3      Termination Election......................... 42
            Section 12.4      Appointment of Receiver...................... 42
            Section 12.5      Dissolution Upon Termination Election or Event of
                              Default...................................... 43
            Section 12.6      Other Dissolution............................ 43
                  12.6.1      Winding Up................................... 43
                  12.6.2      Management Rights During Winding Up.......... 43
            Section 12.7      Distributions on Liquidation................. 44
            Section 12.8      Disposition of Documents an4 Records......... 44
            Section 12.9      Contribution Obligation of Partners.......... 45

ARTICLE 13        NOTICES.................................................. 45

ARTICLE 14        MEDIATION/ARBITRATION.................................... 46

            Section 14.1      Mediation.................................... 46
            Section 14.2      Binding Arbitration.......................... 47

ARTICLE 15        MISCELLANEOUS............................................ 47

            Section 15.1      Governing Law................................ 47
            Section 15.2      Interpretation............................... 47
            Section 15.3      Binding Effect............................... 48
            Section 15.4      Exhibits..................................... 48
            Section 15.5      Counterparts................................. 48
            Section 15.6      Amendment and Modification................... 48
            Section 15.7      Waiver....................................... 49
            Section 15.8      Severability................................. 49
            Section 15.9      Entire Agreement............................. 49
            Section 15.10     Further Assurances........................... 49
            Section 15.11     Time......................................... 50

                            PARTNERSHIP AGREEMENT

                                      OF

                             N-S&O PARTNERSHIP


            THIS PARTNERSHIP AGREEMENT ("AGREEMENT") is made and entered into as of the 11th day of October, 1994, effective as of October 3, 1994, by and between NORCO WINDOWS, INC., a Wisconsin corporation ("NORCO"), SEALRITE WINDOWS, INC., a Nebraska corporation ("SEALRITE") and OLDACH WINDOWS CORP., a Delaware corporation ("OLDACH").


                                   RECITALS

            A. Norco, either directly or through an Affiliate, is the owner of (i) the Norco Assets and (ii) the Dashwood Stock.

            B.    SealRite and Oldach are the owners of the S&O Assets.

            C. The parties have agreed to form a general partnership under the laws of the State of Delaware under the name "N-S&O PARTNERSHIP," pursuant to the provisions of the Delaware Uniform Partnership Act.


                                  AGREEMENT

            In consideration of the mutual covenants and conditions contained hereto, the parties, intending to be legally bound hereby, agree as follows:


                                  ARTICLE 1

                       DEFINITIONS AND INTERPRETATION

SECTION 1.1      DEFINITIONS.

            As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACT" means the Delaware Uniform Partnership Act, Delaware Code.



 PARTNERSHIP AGREEMENT  -              1

            "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person in question. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power, alone or as part of an organized group, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGREEMENT" means this Agreement of Partnership of N-S&O Partnership, including the Exhibits and Schedules hereto.

            "ASSUMED LIABILITIES" means the liabilities of Norco and of S&O which are assumed by the Partnership pursuant to the provisions of the Contribution Agreement.

            "AUDITOR" means a firm of which one or more of the partners are members in good standing of the American Institute of Certified Public Accountants, has a recognized national reputation, and which is appointed by the Management Board as an auditor for the Partnership, pursuant to Section 10.2 of this Agreement.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or a statutory or civic holiday in Boise, Idaho.

            "CANADIAN SUBSIDIARIES" means Dashwood and LaFlamme, and "CANADIAN SUBSIDIARY" means either one of them.

            "CEO" means the Chief Executive Officer of the Partnership, selected in accordance with the provisions of Section 6.3 of this Agreement.

            "CHAIRMAN" means the person appointed, from time to time, by the Partners as the chairman of the Management Board.

            "CLOSING DATE" means 10:00 A.M. (Boise time) on October 11, 1994.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

            "DASHWOOD" means Dashwood Industries Inc., a corporation organized under the laws of the Province of Ontario, Canada and, following consummation of the transactions contemplated herein and in the Contribution Agreement, a wholly-owned subsidiary of the Partnership.



PARTNERSHIP AGREEMENT  -               2

            "DASHWOOD STOCK" means all of the issued and outstanding capital stock of Dashwood, including, without limitation, the issued and outstanding common and Class "D" shares of Dashwood, which is being contributed to the Partnership by TJI under the terms of the Contribution Agreement.

            "DISTRIBUTABLE CASH" of the Partnership, at any time, means amounts determined by the Management Board, on a quarterly basis, as being available out of excess cash flow of the Partnership for distribution to the Partners, after payment of all current debts and liabilities of the Partnership as the same became due from time to time (including in respect of any financing pursuant to Section 3.7 hereof) as provided in Article V of this Agreement.

            "EFFECTIVE DATE" is 12:01 A.M. (Boise time) on October 3, 1994.

            "EVENT OF DEFAULT" has the meaning ascribed thereto in
Section 11.1 of this Agreement.

            "EVENT OF INSOLVENCY" means any one or more of the following:

                  (a) If a Person files a petition in bankruptcy or for re-organization or for an arrangement pursuant to any applicable bankruptcy law or under any similar laws, now or hereafter in effect, or is adjudged by a court of competent jurisdiction bankrupt or becomes insolvent or makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due or is dissolved or suspends payment generally of its obligations;

                  (b) If a petition is filed proposing the adjudication of a Person as a bankrupt or its re-organization pursuant to any applicable bankruptcy law or any similar law, now or hereafter in effect, and

                        (i)   the Person consents to the filing thereof,

                        (ii) the petition is not discharged or denied within 60 days after the filing thereof, or

                        (iii) the petition is not diligently defended against;
                  and

                  (c) if a receiver, nominee or liquidator (or other similar official) is appointed to take charge of a part


PARTNERSHIP AGREEMENT  -               3
            or of all or substantially all of the business or assets of a Person; and

                        (i)   that Person consents to such appointment, or
                        (ii) the appointment is not discharged or withdrawn official within sixty (60) days after the appointment.

            "FISCAL YEAR" means the 52/53 week period which ends on the Saturday closest to December 31 of each year, except that the first Fiscal Year shall be the period commencing on October 3, 1994 and ending on December 31, 1994.

            "INTEREST RATE" means the rate of interest charged by the lead banker of the Partnership from time to time on unsecured commercial loans made to the Partnership, or if the Partnership does not have a lead banker or any unsecured commercial loans outstanding at such time, the variable nominal rate of interest per annum being the prime interest rate of Bank of America, N.A. (or its successor) for commercial loans as publicly declared by such bank from time to time as its "PRIME RATE."

            "LAFLAMME" means R. LaFlamme & Frere, Inc., a corporation organized under the laws of the Province of Quebec, Canada, and a wholly-owned subsidiary of Dashwood.


            "LIQUIDITY TRANSACTION" a transaction contemplated by the Liquidity Transaction Agreement pursuant to which the business of the Partnership is transferred to a successor corporate form, and its securities are issued to the public in an offering registered under the securities acts, or as otherwise provided in the Liquidity Transaction Agreement.

            "MANAGEMENT BOARD" means the management board of the Partnership established pursuant to Article VII of this Agreement.

            "ND&L" means, collectively, Norco, Dashwood and LaFlamme.

            "ND&L EXPENSES" means all amounts paid or payable by the Partnership or the Canadian Subsidiaries in respect of the costs and expenses attributable to the Norco Assets, the Norco liabilities or the Canadian Subsidiaries during the Start-Up Period, calculated in accordance with generally accepted accounting principles, and shall INCLUDE, without limitation:

                  (a) direct and indirect window and patio door manufacturing costs (net of by-product revenue, if any) adjusted for changes in inventory values;



PARTNERSHIP AGREEMENT  -               4

                  (b)   an allowance for depreciation and amortization;

                  (c) expenses attributable to the marketing of the window, patio door and other products produced by ND&L;

                  (d) net interest expense attributable to ND&L, which will include (i) interest on the term debt assumed by the Partnership (as provided in the Contribution Agreement) or owed by the Canadian Subsidiaries, (ii) interest on the intercompany debt owed by the Canadian Subsidiaries to TJI, plus (iii) the interest on seasonal working capital needs or monthly negative cash flows, with interest charged at the rate provided in Section 3.7.2 hereof (the foregoing interest expense to be offset by the amount of imputed interest at the rate charged to the Partnership by TJI on reductions in seasonal working capital and monthly positive cash flows);

                  (e) allocations of payments made by the Partnership under the Partnership Support Services Agreement which are a consequence of, or attributable to, the Norco Assets, the Norco liabilities or the Canadian Subsidiaries (excluding, however, any salary or expenses associated with the CEO and his staff and their office facilities); and

                  (f)   any year-end operating adjustments;

but shall EXCLUDE:

                  (a) special one-time write-downs or reserves taken by the Canadian Subsidiaries or relating to the Norco Assets and severance payments that arise from events such as a significant downsizing of operations or a significant change in the business strategy or product offering, or area of geographic operations (the foregoing amount which shall be excluded, shall be offset by the benefit or cost savings associated with any such one-time write-downs or reserves, the amount of which to be determined by Chairman and Vice Chairman in mutual consultation);

                  (b) allocations of overhead and administration from any of the Partners or the Partnership to the extent not reimbursed or reimbursable by Norco or the Canadian Subsidiaries; and

                  (c) all development costs for future manufacturing facilities.


PARTNERSHIP AGREEMENT  -               5

            It is expressly agreed by the Partners that ND&L Expenses shall be computed with reference to the business of ND&L as in operation on the Effective Date. Accordingly, there shall be EXCLUDED from the calculation of ND&L Expenses during the Start-Up Period any costs or expenses associated with any material change (as opposed to a mere reduction in sales) in the business of any of Norco, Dashwood or LaFlamme, including, without limitation, any start-up costs incurred with the implementation of new product lines, any major capital expenditures, any material shut-downs of plants and/or equipment, and any other material strategic or operational changes.

            An example of calculating ND&L Expenses is set forth in SCHEDULE 1 attached hereto. In addition to the foregoing, it is expressly agreed by the Partners that notwithstanding the definition of ND&L Expenses set forth above, in the event Dashwood or LaFlamme are sold pursuant to the terms of Section 7.6 of this Agreement, ND&L Expenses with respect to such sold Canadian Subsidiary or Subsidiaries, as the case may be, shall be computed on a cash basis only (E.G., amortization and depreciation shall not be considered an ND&L Expense with respect to such sold Canadian Subsidiary because they are non-cash items).

            "ND&L OPERATING LOSSES" means an amount calculated for the purposes of this Agreement equal to the amount, if any, by which the ND&L Expenses exceed the ND&L Revenues during the Start-Up Period. In computing ND&L Operating Losses, that portion of ND&L Expenses and ND&L Revenues expressed in Canadian currency shall be translated to U.S. currency using an exchange factor methodology consistent with TJI's practice immediately prior to the Closing (which shall be the average of the exchange rates computed every two weeks during the Start-Up Period).

            "ND&L REVENUES" means all amounts received or receivable by the Partnership in respect of the revenues generated by the Norco Assets and the Canadian Subsidiaries during the Start-Up Period, calculated in accordance with generally accepted accounting principles.

            "NET INCOME" or "NET LOSS" for any period, means, respectively, the net income or net loss of the Partnership (or of specified assets of the Partnership) for such period determined in accordance with generally accepted accounting principles.

            "NORCO ASSETS" means the facilities, assets, properties and rights relating to, arising out of or resulting from Norco's operation and ownership of its window and patio door business, which are contributed to the Partnership under the terms of the Contribution Agreement.



PARTNERSHIP AGREEMENT  -               6

            "OLDACH ASSETS" means the facilities, assets, properties and rights relating to, arising out of or resulting from Oldach's operation and ownership of its window and patio door business, which are contributed to the Partnership under the terms of the Contribution Agreement.

            "PARTNERSHIP" means the N-S&O Partnership, a general partnership formed under the laws of the State of Delaware.

            "PARTNERS" means Norco, SealRite and Oldach, and "PARTNER" means any one of them.

            "PERSON" means an individual, corporation, body corporate, partnership, syndicate, joint venture, limited liability company, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative.

            "SEALRITE ASSETS" means the facilities, assets, properties and rights relating to, arising out of, or resulting from SealRite's operation and ownership of its window and patio door business which is contributed to the Partnership under the terms of the Contribution Agreement.

            "SECRETARY" means the person appointed from time to time by the Chairman as the secretary of the Management Board (which such person may or may not be a member of the Management Board).

            "S&O" means, collectively, SealRite and Oldach.

            "S&O ASSETS" means, collectively, the SealRite Assets and the Oldach Assets.

            "S&O SHAREHOLDERS" means, collectively, the shareholders of SealRite and Oldach, as they may exist from time to time.

            "START-UP PERIOD" means the period of time from October 3, 1994 to December 31, 1995.

            "TJI" means TJ International, Inc., the parent corporation of Norco.

            "UNITS" means the units of partnership interest which the Partners receive in exchange for their contributions to the Partnership, as set forth in
Section 4.1.2 hereof.

            "VICE CHAIRMAN" means the person appointed, from time to time, as the vice chairman of the Management Board.

            "VALUATION DATE" means the date of receipt by the Secretary of the notice under Section 11.2.(d) of this Agreement.


PARTNERSHIP AGREEMENT  -               7

SECTION 1.2      OTHER DEFINITIONS.

            Capitalized terms not specifically defined herein shall have the meanings ascribed thereto in the Contribution Agreement (as defined in Section 2.2(a) below).


                                  ARTICLE 2

                        FORMATION OF THE PARTNERSHIP

SECTION 2.1      FORMATION.

            Norco, SealRite and Oldach do hereby enter into and form a general partnership (the "PARTNERSHIP") for the purposes set forth herein and upon the terms, provisions and conditions set forth in this Agreement. The Partnership shall be governed by the Uniform Partnership Act of the State of Delaware, as from time to time amended or revised, except as expressly provided herein to the contrary.

SECTION 2.2      RELATED AGREEMENTS.

            Concurrently with the execution and delivery of this Agreement, the Partnership, the Partners and certain of their Affiliates are entering into the following related agreements (collectively, the "RELATED AGREEMENTS"):

                  (a) A Partnership Formation and Contribution Agreement ("CONTRIBUTION AGREEMENT"), as more particularly described in
            Section 3.1 below;

                  (b) A Partnership Support Services Agreement between TJI and the Partnership (the "SUPPORT SERVICES AGREEMENT"), pursuant to which TJI has agreed to perform certain support services for the Partnership;

                  (c) An Employee Leasing Agreement between the Partnership and the Partners (the "EMPLOYEE LEASING AGREEMENT"), which shall govern the interim leasing of employees of the Partners to the Partnership; and

                  (d) A Liquidity Transaction Agreement between TJI and S&O Shareholders (the "LIQUIDITY TRANSACTION AGREEMENT"), regarding the presently contemplated public offering of securities of a planned corporate successor to the Partnership.

            In the event of a conflict between the terms and conditions of any Related Agreement and the terms of this Agreement, the terms of this Agreement shall govern and control.


PARTNERSHIP AGREEMENT  -               8

SECTION 2.3      NAME.

            The name of the Partnership shall be "N-S&O PARTNERSHIP." Any change in the name of the Partnership shall be Approved by the Management Board in accordance with this Agreement.

SECTION 2.4      PARTNERSHIP FILINGS.

            The parties hereto shall promptly execute, acknowledge and file or cause to be filed a certificate of assumed name and/or such other instruments as shall be required to comply with the Act or as required for the conduct of its business under the laws of any state or other jurisdiction.

SECTION 2.5      OFFICE OF THE PARTNERSHIP.

            The principal office of the Partnership shall be in such location as determined by the Management Board from time to time. The Partnership may have such additional places of business as shall from time to time be determined by the Management Board.

SECTION 2.6      TERM.

            The term of the Partnership is from the Effective Date until dissolution of the Partnership in accordance with the terms of this Agreement or the Act. None of the Partners shall have the right and each Partner hereby agrees not to withdraw from the Partnership, nor to dissolve, terminate or liquidate, or to petition a court for dissolution, termination or liquidation of the Partnership, except as provided in this Agreement.

SECTION 2.7      SCOPE OF PARTNERS' AUTHORITY.

            Except as otherwise expressly and specifically provided in this Agreement, none of the Partners shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, the other Partners or the Partnership.


                                  ARTICLE 3

                      CONTRIBUTIONS TO THE PARTNERSHIP

SECTION 3.1      INITIAL CONTRIBUTIONS BY TJI.

            As of the Effective Date, TJI shall be deemed to have transferred to the Partnership or shall have caused Norco to transfer to the Partnership, as a contribution in accordance with the provisions of the Contribution Agreement, the Norco Assets and the Dashwood Stock, in exchange for:


PARTNERSHIP AGREEMENT  -               9

                  (a) the assumption by the Partnership of all of the Assumed Liabilities (as defined in the Contribution Agreement) with respect to the Norco Assets and Norco Business as of the Effective Date; and

                  (b) an interest in the Partnership entitling Norco to (i) an initial capital account balance equal to $50,000,000 (being the agreed fair market values of the Norco Assets (net of liabilities) and the Canadian Subsidiaries) and (ii) 73.5% of the Units of the Partners, both such value and number of Units determined immediately AFTER taking into account all of the transfers and distributions contemplated by this Article III.

            The Partners expressly agree that for purposes of the calculation of the $50,000,000 value set forth above, $32 million shall be allocated to Norco, $15 million shall be allocated to Dashwood, and $3 million shall be allocated to LaFlamme.

            Furthermore, the Partners expressly agree that at such time as TJI makes its contribution to the Partnership pursuant to Section 2.4(e) of the Contribution Agreement, the Partnership shall (i) promptly loan to Dashwood an amount equal to any intercompany debt owed by Dashwood to TJI, and (ii) promptly cause Dashwood to pay to TJI an amount equal to such intercompany debt.

SECTION 3.2      INITIAL CONTRIBUTIONS BY S&O.

            As of the Effective Date, S&O shall be deemed to have transferred to the Partnership, as a contribution in accordance with the provisions of the Contribution Agreement, the S&O Assets, in exchange for:

                  (a) the assumption by the Partnership of all of the Assumed Liabilities (as defined in the Contribution Agreement) with respect to the S&O Assets and the S&O Business as of the Effective Date; and

                  (b) an interest in the Partnership entitling S&O to (i) an initial aggregate capital account balance equal to $18,000,000 (being the agreed fair market values of the S&O Assets after taking into account the special distribution provided in Section 3.3 below) and (ii) 26.5% of the Units of the Partners, both such value and number of Units determined immediately AFTER taking into account all of the transfers and distributions contemplated by this
            Article III.


PARTNERSHIP AGREEMENT  -               10

SECTION 3.3       SPECIAL DISTRIBUTION TO S&O.

            Notwithstanding any other provision of this Agreement, the Partners agree that concurrently with the execution and delivery of this Agreement, the Partnership shall make a special distribution to S&O in the aggregate amount of $16,000,000 (apportioned one-third to SealRite and two-thirds to Oldach). Such special distribution shall be financed by the Partnership through the TJI credit facility, as provided in Section 3.5.2 hereof.

SECTION 3.4      ADDITIONAL CONTRIBUTIONS.

            Except as otherwise expressly provided in this Agreement, in the Contribution Agreement, or as or required by law, the Partners are not required to make any additional contributions to the Partnership.

SECTION 3.5      RETURN OF CONTRIBUTIONS; INTEREST.

            A Partner shall not have a separate right to receive a return of such Partner's contributions to the Partnership or receive interest thereon but shall have distribution rights as are provided in Article V of this Agreement.

SECTION 3.6      ND&L OPERATING LOSS PAYMENT.

            3.6.1 CALCULATION. As soon as practicable after the end of the Start-Up Period, the Management Board will cause the Partnership to calculate the ND&L Operating Losses, if any, for such Period. Such calculation shall take the form of a statement (the "OPERATING LOSS STATEMENT"), which will set forth ND&L Revenues and ND&L Expenses during the Start-Up Period. The Management Board shall have the Auditor audit the Operating Loss Statement.

            3.6.2 OBJECTION TO STATEMENT. The Partners shall have the right at their own expense to review the Operating Loss Statement. If any Partner, within thirty (30) days after delivery of the Operating Loss Statement, notifies the Partnership in writing that it objects to any items on such Operating Loss Statement, specifying with particularity any such item and stating the specific factual or legal basis for any such objection, the Partnership and such disputing Partner shall resolve in good faith and use their best efforts to resolve such items. If the dispute is not resolved within twenty (20) days after receipt by the Partnership of such notice, the disputed items shall be resolved pursuant to Section 3.6.5 below. All Partners (and their authorized representatives) will have access to the books and records of the Partnership, including the work papers, schedules and other documents prepared or used by the Partnership in


PARTNERSHIP AGREEMENT  -               11
preparing the Operating Loss Statement or by the Auditor in auditing the same.

            3.6.3 PAYMENT. Not later than the later of five (5) days after the acceptance of the Operating Loss Statement by all of the Partners or, in the event of a dispute, five (5) days after resolution of any such dispute under Section 3.6.5 below, Norco shall contribute or cause to be contributed to the Partnership, an amount in cash equal to 100% of the ND&L Operating Losses for the Start-Up Period. Any payment made pursuant to this Section 3.6 will be disregarded as either an expense or income of the Partnership for the purposes of determining any allocation or distributions under this Agreement; PROVIDED, however, such payment shall be a credit to Norco's capital account.

            3.6.4 ALLOCATION TO NORCO. One Hundred Percent (100%) of the ND&L Operating Losses for the Start-Up Period shall be allocated to Norco and be a debit to Norco's capital account.

            3.6.5       DISPUTE RESOLUTION.  Disputes arising under this
Section 3.6 and not solved by mutual agreement as stated therein shall be resolved by a nationally recognized accounting firm with no affiliation or relationship whatsoever with the Partnership, the Partners, or their respective Affiliates (the "ACCOUNTING REFEREE"), chosen and mutually acceptable to both disputing Partner(s) and the non-disputing Partner(s), within five (5) days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within thirty (30) days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne by the Partnership.

SECTION 3.7      ADDITIONAL FINANCING.

            3.7.1 SOURCE OF FINANCING. Any funds which are required by the Partnership to finance its operations shall, to the extent reasonably possible, be obtained through borrowings from institutional lenders, banks and other like sources, solely upon the credit of the Partnership and without recourse to or guaranty of TJI. During the period the Partnership is consolidated into TJI (by either the consolidation or equity method), the Partnership shall obtain TJI's prior consent to any financing sources (which consent shall not be unreasonably withheld), and such financing shall not violate any of TJI's debt agreement covenants.

            3.7.2 ACCESS TO TJI CREDIT FACILITY. Notwithstanding the provisions of Section 3.7.1 above, Norco agrees that it will use its best efforts to make available or cause to be made available access to credit and financing


PARTNERSHIP AGREEMENT  -               12
represented by and under TJI's current revolving credit facility; PROVIDED, however, that the foregoing shall (a) apply only to the extent that such credit is available and not otherwise committed, and (b) be restricted or limited if the syndicate of TJI lenders involved in such credit facility determines not to provide such credit to the Partnership on the same terms and conditions set forth in the credit facility agreement as applicable to TJI. As consideration for providing the Partnership access to the TJI revolving credit facility, and as a condition thereof, the Partnership shall execute and deliver a guaranty agreement as provided by the TJI lenders and a contribution agreement among S&O, TJI and the other TJI Affiliates which have signed a similar guaranty agreement, substantially in the forms attached as EXHIBIT A and EXHIBIT B hereto, respectively, with such changes as may be mutually agreed upon. In addition, the Partners expressly acknowledge and agree that the Partnership shall repay to TJI all indebtedness borrowed or assumed by the Partnership under the facility at an interest rate per annum equal to 1.25% above the deemed borrowing cost to TJI under its credit facility; PROVIDED, however, that in no event shall such deemed borrowing cost to TJI be in excess of 0.05% over the base rate of interest to TJI thereunder. Norco shall cause TJI and such Affiliates to sign the contribution agreement. The guaranty agreement shall provide that it shall terminate if the Partnership no longer uses the TJI credit facility.

SECTION 3.8      NON-ASSIGNABLE CONTRACTS.

            Each of Norco, SealRite and Oldach confirm that each property, right contract, permit, license, permission and authority included in the assets transferred by the Partners to the Partnership under the Contribution Agreement and not assignable without the required consent of a third party will be held by Norco, SealRite or Oldach, as the case may be, as bare trustee for and on behalf of the Partnership, for the benefit of and subject to the control and direction of the Partnership. Norco, SealRite or Oldach, as the case may be, will take all reasonable actions that may be necessary to obtain the requisite consents and on each consent being obtained, the property, right, contract, permit, license, permission or authority to which the consent relates will be transferred to the Partnership without further act or deed of the Partnership.

SECTION 3.9      WARRANTIES.

            Each of Norco, SealRite and Oldach confirm the assignment to the Partnership of the benefit of any and all warranties in respect of any of the assets transferred to the Partnership by it under the Contribution Agreement unless the benefit of such warranties may not be assigned, in which case Norco, SealRite or Oldach, as the case may be, at the request of


PARTNERSHIP AGREEMENT  -               13
the Partnership, will enforce all rights for the benefit of and at the cost of the Partnership which it may have pursuant to any warranty which may not be assigned.


                                  ARTICLE 4

                        INTERESTS IN THE PARTNERSHIP

SECTION 4.1      UNITS.

            4.1.1 AUTHORIZED UNITS. There are authorized for issuance 100,000 units of partnership interest ("UNITS").

            4.1.2 OUTSTANDING UNITS. Set forth below is the ownership of all issued and outstanding Units, determined after taking into account all of the transfers and distributions contemplated by Article III hereof and Sections
8.1 and 8.2 of the Contribution Agreement:

            PARTNER                                 NUMBER OF UNITS
            ---------                               ----------------
            Norco                                     73,500
            SealRite                                   8,333 and 1/3
            Oldach                                    17,666 and 2/3

                  TOTAL:                             100,000
                                                     -------
                                                     -------

            Any change in the number of Units held by any Partner or in the identity of any holder thereof, including, without limitation, any change in the ownership of Units contemplated by Section 7.6 hereof, shall be set forth on an addendum attached to this Agreement and signed by all of the Partners.

SECTION 4.2      TRANSFERS OF PARTNERSHIP INTERESTS.

            4.2.1 GENERAL PROHIBITION. Except as expressly permitted herein, none of the Partners shall sell, assign, transfer, mortgage, charge or otherwise encumber or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively referred to as a "TRANSFER"), any part of or all of its Units or interest in the Partnership without the written consent of the other Partners, and any attempt to do so shall be void. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

            4.2.2 PERMITTED TRANSFERS. Notwithstanding the provisions of Section 4.2.1 above, a Partner may from time to time transfer all or any part of its Units or interest in the Partnership under the following circumstances:


PARTNERSHIP AGREEMENT  -               14

                  (a) where such Partner transfers its Units or interest in the Partnership to an Affiliate or Affiliates which, as a condition of such transfer, executes a counterpart of this Agreement as amended and thereby becomes a Partner in the place and stead of the assignor; or

                  (b) where a Partner exercises its rights under Section 11.3 below; or

                  (c)   where the transfer is to an existing Partner;

unless such transfer will result in a termination of the Partnership under Code section 708(b)(1)(B), in which case Section 4.2.1 hereof shall apply.

SECTION 4.3      AGREEMENTS WITH TRANSFEREES.

            In the event that pursuant to the provisions of this Article IV, any Partner (the "TRANSFEROR") shall transfer its entire Units/interest in the Partnership to any person or entity other than a then-existing Partner (the "TRANSFEREE"), no such transfer shall be made or shall be effective to make such Transferee a Partner or entitle such Transferee to any benefits or rights hereunder until the proposed Transferee agrees in writing to assume and be bound by all the obligations of the Transferor and be subject to all the restrictions to which the Transferor is subject under the terms of this Agreement. In the event a Partner's Units/interest is transferred by operation by law and the Partner's Transferee fails to sign such a writing within ninety (90) days of the date it is determined that such a transfer has been made, such failure shall entitle the other Partners to treat such failure as a default under this Agreement, and to elect any of the remedies afforded Non-Defaulting Partner(s) under Section 11.2 hereof.

SECTION 4.4      RESTRAINING ORDER.

            In the event that any Partner shall at any time transfer or attempt to transfer its Units/interest in the Partnership in violation of the provisions of this Agreement and any rights hereby granted, the other Partners shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer and the offending Partner shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violations of the provisions concerning transfer set forth in this Agreement.


PARTNERSHIP AGREEMENT  -               15

                                  ARTICLE 5

              CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

SECTION 5.1      CAPITAL ACCOUNTS.

            A separate capital account shall be established for financial reporting purposes on the books and records of the Partnership for each Partner. The capital account of each Partner shall mean the fair market value of the initial capital contribution of such Partner made pursuant to the terms of this Agreement, increased by the fair market value of any additional capital contributions made by such Partner after the Effective Date of this Agreement, increased by the amount of Net Income credited to such Partner, and reduced by any Net Loss charged to or distributions of cash or the fair market value of other property made to such Partner pursuant to the terms of this Agreement. It is expressly acknowledged and agreed by the Partners that any cash payments to the Partnership as a result of any indemnification obligations contained herein, in the Contribution Agreement or in any other Related Agreement shall not be deemed a capital contribution by the contributing Partner and shall not increase its capital account hereunder.

SECTION 5.2      DISTRIBUTION RIGHTS OF PARTNERSHIP INTERESTS.

            5.2.1 DISTRIBUTION RIGHTS. Excluding the special distribution to S&O as provided in Section 3.3 hereof and the rights of Norco under Section 7.6 hereof, the distribution rights of the Partners in the Partnership shall consist of the distribution rights associated with:

                  (a)   Units (as described in Section 5.3 hereof);

                  (b)   Canadian NOLs (as defined in Section 5.4 hereof); and

                  (c) Mandatory Tax Distributions (as defined in Section 5.5 hereof).

            5.2.2 LIMITATION ON DISTRIBUTION RIGHTS. No distribution shall be made if after such distribution the fair market value of the assets of the Partnership would be less than its liabilities.

SECTION 5.3      DISTRIBUTIONS WITH RESPECT TO UNITS.

            5.3.1 IN GENERAL. Except as otherwise provided herein, distributions with respect to Units shall be made pro rata among the holders of Units. Except as provided in Sections 5.4 and 12.7, it is intended that the total distributions with respect


PARTNERSHIP AGREEMENT  -               16
to any Unit be the same as the total distributions with respect to any other
Unit.

            5.3.2 LIMITATIONS ON DISTRIBUTIONS. The Partnership may not make distributions pursuant to this Section 5.3 or Sections 5.4 or 5.5 or otherwise under this Agreement to the extent the Partnership is not permitted to do so under any agreements with its lenders.

            5.3.3       TIME AND NATURE OF DISTRIBUTIONS.

                  (a) CURRENT DISTRIBUTIONS. The Management Board shall determine whether, when, and to what extent non-liquidating distributions of Distributable Cash with respect to Units shall be made. Any distributions of Distributable Cash shall be a Major Decision in accordance with the provisions of Section 7.4 hereof.

                  (b) LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made expeditiously in pursuance of an orderly liquidation and winding up after dissolution of the Partnership.

                  (c) PROPERTY DISTRIBUTIONS. It is not contemplated that distributions of property other than cash will be made, but such distributions, including distributions of property subject to liabilities, may be made under this Agreement in the discretion of the Management Board except as otherwise provided herein. Distributions of property shall be valued at the fair market value of the net equity therein as determined in the reasonable judgment of the Management Board. Whether a distribution of cash and/or other property is pro rata shall be determined by reference to value. No Partner shall be entitled to distributions of property other than cash.

SECTION 5.4      DISTRIBUTIONS WITH RESPECT TO CANADIAN NET OPERATING LOSS TAX
                  BENEFITS.

            5.4.1 IN GENERAL. Dashwood and LaFlamme have significant Canadian NOLs (as defined in Section 5.7 hereof). The Partners agree that Norco should receive additional distributions hereunder for the value of such Canadian NOLs.

            5.4.2 DETERMINATION OF AMOUNT. The additional distribution to Norco under this Section 5.4 shall be computed at an amount equal to the income tax that would have been paid (but was not paid) to the Canadian taxing authorities (after the date hereof with respect to taxable income arising after the date hereof resulting from the operations of the Canadian Subsidiaries,


PARTNERSHIP AGREEMENT  -               17
as opposed to resulting from any transaction contemplated by this Agreement or the Related Agreements), had there been no Canadian NOLs.

            5.4.3 DISTRIBUTIONS TO NORCO. At such time as all or any part of the Canadian NOLs are actually realized by the Partnership on a consolidated basis (determined in accordance with the provisions of Section
5.4.2 above), the tax benefit of such amount shall be credited to the capital account of Norco, and the Partnership shall make an immediate cash distribution to Norco equal to the amount of such tax benefit (which distribution shall be a debit to Norco's capital account).

            5.4.4 TAX ALLOCATION. The treatment of the Canadian NOLs may or may not have any income tax impact on the federal, state or local taxable income of the Partnership. If there is any such tax impact, then such impact shall be allocated to Norco, which shall, notwithstanding anything in this Agreement to the contrary, reduce the amount of distributions which would otherwise be payable to Norco.

            5.4.5 CANADIAN NOLS NOT FULLY REALIZED PRIOR TO LIQUIDATION. The Partnership may liquidate or have a Liquidity Transaction prior to the Canadian NOLs being fully realized. If the Partnership's assets are transferred to a successor corporation, the successor corporation shall, pursuant to an instrument reasonably satisfactory to Norco, assume the Partnership's obligation to pay Norco the amount of such tax benefits of such Canadian NOLs which remain unrealized pursuant to the terms of this Agreement. Such agreement shall provide that it shall be a condition precedent of any payments thereunder that the corporate successor shall realize the tax benefit of such Canadian NOLs.

            5.4.6 INDEPENDENT PROVISION. Section 5.4 is intended to operate separate and apart from the other provisions of this Agreement. For example, the distributions under Sections 5.3 and 5.5 shall not take into account any distributions under this Section 5.4.

            5.4.7 SALE OF CANADIAN SUBSIDIARIES. If either or both of the Canadian Subsidiaries are sold pursuant to Section 7.6, this Section 5.4 and
Section 5.2.1(b) shall terminate AB INITIO with respect to the Canadian Subsidiary which has been sold and shall have no force and effect, and Norco shall pay the Partnership a refund of any distributions made pursuant to this
Section 5.4 prior to such sale with respect to such Canadian Subsidiary.


PARTNERSHIP AGREEMENT  -               18

SECTION 5.5       TAX DISTRIBUTIONS.

            5.5.1 IN GENERAL. If the Partnership has federal taxable income for a particular tax year, such federal taxable income will flow through to the Partners (including the owners of Partners that are flow through entities) and such Partners (including the owners of Partners that are flow through entities) are responsible for the payment of federal, state and local tax on such Partnership taxable income.

            5.5.2 GOOD FAITH DETERMINATION. The Management Board shall assume a 46.6% federal, state and local income tax rate, as shall be amended from time to time to take into account changes in applicable income tax rates. Such rate may be assumed to be lower in the event taxable income includes special items, such as capital gains. The Management Board may also consider other factors as it deems relevant, including the known or anticipated taxable income for the Partnership for other quarters in the same taxable year.

            5.5.3 DETERMINATION OF HIGHEST PRO RATA ALLOCATION. The Management Board shall then determine the highest per Unit allocation of taxable income to a particular Partner. For example, Partner A may have 10 Units and be allocated $100 of taxable income and Partner B may have 20 Units and be allocated $180 of taxable income. Thus, Partner A would have the highest per Unit allocation of taxable income.

            5.5.4 MANDATORY TAX DISTRIBUTIONS. The Management Board shall cause the Partnership to distribute to each Unit holder an amount equal to the estimated income tax per Unit per quarter determined pursuant to Sections
5.5.2 and 5.5.3 above, based on the highest per Unit allocation of taxable income for such quarter ("MANDATORY TAX DISTRIBUTIONS"). Said amount shall be distributed by wire transfer on January 14, April 14, June 14 and September 14 of each year, commencing January 14, 1995. The amount of any Mandatory Tax Distribution shall be reduced by any distributions of Distributable Cash made within the prior 92 days pursuant to Section 5.3.3. To the extent the aggregate of the amounts of Mandatory Tax Distributions hereunder is determined to be less than the income tax per Unit pursuant to Sections 5.5.2 and 5.5.3 for a taxable year, based upon the Partnership's determination of actual taxable income after the close of such taxable year, an additional amount equal to such difference shall be distributed by the Partnership no later than April 14th of the year following such taxable year.

            5.5.5       CHANGES IN INTERESTS OR HOLDINGS.  The principles of
Section 5.6.2, relating to changes in interests or holdings, shall apply for purposes of this Section 5.5, but it is understood that Mandatory Tax Distributions to be made that relate


PARTNERSHIP AGREEMENT  -               19
to a Partner's predecessors in interest shall be made instead to such Partner.

            5.5.6 AUTHORITY OF MANAGEMENT BOARD. Determinations under this Section 5.5 shall be made reasonably and in good faith by the Management Board. In making such determinations, the Management Board shall be entitled to make reasonable assumptions and estimates in reasonable pursuit of convenience of administration.

SECTION 5.6      TAX ALLOCATIONS.

            5.6.1 IN GENERAL. All items of Partnership income, gain, loss, deduction, credit, basis adjustment, and the like for any taxable year shall be allocated among the Partners for income tax purposes in accordance with the Partners' respective holdings of Units and in accordance with law, including Code section 704(b), in a manner reasonably and in good faith determined by the Management Board for the intended benefit of the Partners generally. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value to the Partnership.

            5.6.2 CHANGES IN INTERESTS AND HOLDINGS. Where there is a change in the holders of partnership interests, in the respective holdings of partnership interests, or in the respective rights or duties appurtenant to partnership interests (caused, E.G., by a transfer, issuance, retirement or modification of a partnership interest), allocations under Section 5.6.1 for a taxable year among the persons who are or were holders of partnership interests shall be made in the manner determined by the Management Board to be required by the Code, including Code section 706, and if the Management Board determines that more than one method is permitted, then by the method that the Management Board selects as appropriate, taking into account both principles of substantial fairness and convenience of administration.

             5.6.3       NONRECOURSE LIABILITIES.  For purposes of Treas. Reg.
Section 1.752-3(a)(3) relating to allocation of nonrecourse liabilities of the Partnership among the Partners for purposes of allocating nonrecourse deductions, each Partner's interest in Partnership profits shall be in Section accordance with Units. For purposes of Treas. Reg. Section 1.704-2, income, gain, loss, deduction and expenditure attributable to nonrecourse liabilities shall also be in accordance with Units.



PARTNERSHIP AGREEMENT  -               20

            5.6.4 EFFECT ON TAXES ONLY. Nothing in this Section 5.6 shall be construed to cause, or to permit or require the Partnership, the Management Board, or any other person to cause, any adjustment to the rights or duties of the Partners or the Partnership relating to contributions, distributions, liabilities to third parties, or the like.

SECTION 5.7      DEFINITION OF CANADIAN NOLS.

            5.7.1 "CANADIAN NOLS" means an amount calculated for the purposes of this Agreement equal to the SUM of (A) $9,027,493 Canadian (which is the unused non-capital losses and unused tax credits for Canadian income tax purposes of the Canadian Subsidiaries as of December 31, 1993), PLUS (B) the following:

                  (a) for the period from January 1, 1994 through and including June 30, 1994, 100% of the non-capital losses and unused tax credits for Canadian income tax purposes of the Canadian Subsidiaries as shown on Form T-25(4) (Continuity of Losses Carryforward Schedule) (the "REPORTABLE LOSS AMOUNT"); and

                  (b) for the Start-Up Period, (i) 100% of the Reportable Loss Amount in the event that Norco is required to make any payments as a result of ND&L Operating Losses pursuant to Section 3.6 hereof (but only to the extent of cash contributed as a result of such ND&L Operating Losses for the Canadian Subsidiaries only).

            5.7.2 In computing Canadian NOLs, that portion expressed in Canadian currency shall be translated into U.S. currency on the date or dates that they provide a tax benefit to the Canadian Subsidiaries.

            5.7.3 For purposes of this Agreement, a tax benefit will be realized when the Canadian Subsidiaries reduce the Canadian income tax payments to the Canadian authorities by the tax benefit.

            5.7.4 For any period which does constitute a full fiscal year, the resulting full fiscal year will be prorated and shall be used to calculate the Reportable Loss Amount for the period.

SECTION 5.8      MISCELLANEOUS TAX MATTERS.

            5.8.1 AUTHORITY OF MANAGEMENT BOARD. All tax and accounting determinations and elections shall be made reasonably and in good faith by the Management Board for the intended benefit


PARTNERSHIP AGREEMENT  -               21
of the Partners generally and without preference or bias as to any Partner or Partners.

            5.8.2 PARTNERSHIP ELECTIONS. The Management Board may make or decline to make, or may revoke or seek to revoke, any election which the Partnership may make under the tax laws, including the election provided by section 754 of the Code.

            5.8.3 TAX MATTERS PARTNER. Unless otherwise required by law, the tax matters partner within the meaning of section 6231(a)(7) of the Code shall be Norco.

            5.8.4 CERTAIN PARTNERSHIP-LEVEL TAXES. The Management Board is authorized to file "group" or "composite" state income tax returns on behalf of nonresident Partners in states where the Partnership conducts business to the extent applicable state law permits the filing of such returns and the Management Board determines that the interests of such Partners as a whole would thereby be served. The Management Board may take any actions on behalf of the Partnership and such Partners as may be necessary or appropriate to satisfy any conditions that may be imposed by state law on the right to file such returns. To the extent the Management Board files a group or composite state income tax return, the Management Board shall notify each Partner of his share of tax paid with such return, which share shall be determined pursuant to any reasonable method chosen by the Management Board that is in accordance with applicable law. The amount of such Partner's share of tax paid with such return shall be treated as a distribution of such amount to such Partner. In the event that any state, local or other income tax imposed on the Partnership as an entity (such as the Illinois Personal Property Tax Replacement Income Tax) is reduced by reason of the holding of a partnership interest by any holder, no part of the expense of the Partnership for such tax shall be allocated to such holder, and an amount equal to the reduction attributable to such holder shall be distributed to such holder on March 14 of each year, commencing March 14, 1995. Any payment hereunder shall be in addition to the Mandatory Tax Distributions provided above.


                                  ARTICLE 6

                          CONDUCT OF THE BUSINESS

SECTION 6.1      BUSINESS OF THE PARTNERSHIP.

            The business of the Partnership is the manufacturing, marketing, selling and distribution of windows and doors and related products for the residential and light commercial markets (individually, and collectively, the "BUSINESS"). The Partnership shall not carry on any other operations or business other than the


PARTNERSHIP AGREEMENT  -               22

Business, unless such activity is Approved by the Management Board.

SECTION 6.2      CHIEF EXECUTIVE OFFICER.

            The Partnership shall have a Chief Executive Officer ("CEO"), who shall be selected and appointed pursuant to Section 6.3 hereof. The CEO, who shall sit as a member on the Management Board, shall be responsible for the implementation of the decisions of the Management Board and for conducting the ordinary and usual business and affairs of the Partnership. The CEO shall not be, be deemed to be or considered a partner of the Partnership and shall not have any of the liabilities or obligations of a partner. The Management Board shall require that the CEO shall at all times conform to policies and programs established by the Management Board and that the scope of the CEO's authority shall be limited to said policies and programs. The acts of the CEO shall bind the Partners and the Partnership when within the scope of the CEO's authority. The CEO shall at all times be subject to the direction of the Management Board, and the Management Board shall require that the CEO keep the Management Board informed as to all matters of concern to the Partnership.

SECTION 6.3      APPOINTMENT OF CEO.

            The Management Board shall have the sole authority and responsibility to appoint the CEO of the Partnership, with such authority and duties as shall be determined from time to time by Approval of the Management Board. The annual compensation, rights and duties, and tenure of the CEO shall be determined in the sole discretion of the Management Board. Notwithstanding any other provision of this Agreement to the contrary, for purposes of the foregoing, the CEO (in his capacity as a Management Board member) shall be prohibited from voting on any matter relating to his compensation, duties and responsibilities, or tenure. Any matter relating to the compensation and tenure of the CEO shall be determined by a simple MAJORITY of the Board members, excluding the CEO.

SECTION 6.4      DUTIES OF CEO.

            The CEO shall implement or cause to be implemented all decisions Approved by the Management Board and delegated to the CEO by the Management Board, and shall conduct or cause to be conducted the ordinary and usual business and affairs of the Partnership in accordance with and as limited by this Agreement and the Related Agreements, as applicable.


PARTNERSHIP AGREEMENT  -               23

SECTION 6.5       BUDGET.

            Not less often than once each fiscal year (and not less than 30 days prior to the beginning of each such fiscal year), the CEO shall prepare and submit to the Management Board for its consideration a budget and a three-year operating plan ("BUDGET") setting forth the estimated receipts and expenditures (capital, operating and other) of the Partnership, as well as the business strategy and goals for the Partnership, for the period covered by the Budget. In addition, the CEO shall prepare monthly financial statements for distribution to the Board. The CEO shall review the Partnership's performance against the Budget on at least a quarterly basis. When Approved by the Management Board, the CEO shall implement the Budget and shall be authorized, subject to the provisions of Section 7.4 below, without the need for further Approval by the Management Board, to make the expenditures and incur the obligations provided for in the Budget.

SECTION 6.6      EXPENSES OF THE PARTNERSHIP.

            6.6.1 PRE-CLOSING EXPENSES. Except with respect to the brokerage, finder or consultant fees payable by TJI to Lehman Brothers and Bushkin Associates, and payable by S&O to Bowles Hollowell Conner & Co. (the "CONSULTANT FEES," respectively), the Partnership shall pay or reimburse the Partners for all costs and expenses of the Partners and their Affiliates incurred in their due diligence and in the negotiation, preparation and execution of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, including legal and accounting fees and disbursements and environmental investigation expenses (the "PRE-CLOSING EXPENSES"); PROVIDED, however:

                  (a) to the extent that the total of the Pre-Closing Expenses incurred by S&O and their Affiliates exceeds the total of the Pre-Closing Expenses incurred by Norco, the Canadian Subsidiaries and TJI (the "EXCESS EXPENSE AMOUNT"), the Partnership shall pay or reimburse TJI for its Consultant Fees in an amount equal to the Excess Expense Amount; and



                  (b) to the extent that the total of the Pre-Closing Expenses incurred by Norco and its Affiliates exceeds the total of the Pre-Closing Expenses incurred by S&O, the Partnership shall pay or reimburse S&O for its Consultant Fees in an amount equal to the Excess Expense Amount.

            6.6.2 POST-CLOSING EXPENSES. After the Closing Date, the Partnership shall pay all the expenses of the Partnership, including, without limitation, the following:



PARTNERSHIP AGREEMENT  -               24

                  (a) legal, public accounting and auditing, banking and custodial fees of the Partnership relating to matters arising after the Closing Date;

                  (b) interest, taxes and brokerage expenses of the Partnership;

                  (c) consultant, receivership, insolvency and any other fees and expenses directly related to the purchase, holding, sale or liquidation of, or any other transactions in, or protection of security for, property of the Partnership;

                  (d) organizational expenses of the Partnership relating to matters arising after the Closing Date, consisting primarily of legal and accounting fees and disbursements;

                  (e) all expenses incurred pursuant to the Support Services Agreement and the Employee Leasing Agreement and all expenses relating to compensation of employees (including leased employees), maintaining the books and records of the Partnership, preparing periodic reports to the Partners, providing office accommodation, travel expenses and generally any other overhead expenses and support required to conduct the business of the Partnership;

                  (f) legal or other expenses incurred by any Partner at the request of the prospective new CEO and consultant, and expenses reimbursed to such CEO by any Partner prior to the Closing; and

                  (g) the costs and expense of all corporate assumed name, qualification and other filings required to be made by the Partners, including the franchise taxes of the Partners.

SECTION 6.7      OTHER BUSINESS ACTIVITIES; DISCLOSURE, WAIVER.

            Each of the Partners understands that the other Partners or their Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Partnership. Each Partner also understands that the conduct of the Business of the Partnership may involve business dealings with such other businesses or undertakings. The Partners hereby agree that the creation of the Partnership and the assumption by each of the Partners of their duties hereunder shall be without prejudice to their rights (or the rights of their Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Partner waives any rights it


PARTNERSHIP AGREEMENT  -               25
might otherwise have to share or participate in such other interests or activities of the other Partners or their Affiliates. The Partners may engage in or possess any interest in any other business venture of any nature or description independently or with others, and neither the Partnership nor the other Partners shall have any right by virtue of this Agreement in and to such venture or the income or profits derived therefrom.

SECTION 6.8       SCOPE OF AUTHORITY; INDEMNIFICATION.

            6.8.1 SCOPE OF AUTHORITY. None of the Partners shall take any action on behalf of or in the name of the Partnership, or enter into any commitment or obligation binding upon the Partnership, except for: (i) actions expressly provided for in this Agreement, (ii) actions by the CEO within the scope of his authority granted by the Management Board, and (iii) actions authorized by Approval of the Management Board in the manner set forth herein.

            6.8.2 INDEMNIFICATION. Each Partner shall indemnify and hold harmless the Partnership and the other Partners and their Affiliates, directors and officers against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees) arising directly or indirectly, in whole or in part, out of any breach of the provisions of Section 6.8.1 by such Partner or its Affiliates, officers, agents or employees.


                                  ARTICLE 7

                              MANAGEMENT BOARD

SECTION 7.1      MANAGEMENT BOARD.

            Except as specifically provided otherwise in this Agreement, the overall management and control of the business and affairs of the Partnership, including the business and affairs of the Canadian Subsidiaries, shall be vested in a management board ("MANAGEMENT BOARD"). Except as expressly provided to the contrary herein, all decisions with respect to the management and control of the Partnership and the Canadian Subsidiaries by the Management Board shall be binding on the Partnership and each of the Partners. All decisions of the Management Board shall be by a majority of the total number of members, except if a decision requires "APPROVAL OF THE MANAGEMENT BOARD."


PARTNERSHIP AGREEMENT  -               26

SECTION 7.2       COMPOSITION OF MANAGEMENT BOARD.

            7.2.1 MANAGEMENT BOARD WITHOUT CEO. It is the intent of the parties hereto that a chief executive officer ("CEO") of the Partnership shall have been selected and appointed as of the Effective Date. However, in the event such appointment is not completed as of the Effective Date or in the event that the Partnership does not have a CEO at any time, or from time to time, the Management Board shall consist of:

                  (a) THREE members appointed from time to time by Norco, of which one will be the Chairman; and

                  (b) TWO members appointed from time to time by S&O, of which one will be the Vice Chairman.

            7.2.2 MANAGEMENT BOARD WITH CEO. If the CEO has been appointed as of the date hereof (or once such appointment has occurred and been Approved by the Management Board), such individual shall be appointed by the Partners to the Management Board and shall serve as the SIXTH member thereof.

            7.2.3 CHAIRMAN AND VICE CHAIRMAN. The Partners will give each other notice in writing as to the identity of the members appointed by each of Norco and S&O, as applicable. Notwithstanding the foregoing, the Partners expressly acknowledge and agree that:

                  (a) one of the three members of the Management Board initially appointed by Norco shall be Walter C. Minnick, who shall serve as Chairman of the Management Board; and

                  (b) one of the two members of the Management Board initially appointed by S&O shall be Charles S. Meyer, who shall serve as Vice Chairman of the Management Board.

            7.2.4 NOT PARTNERS. The members of the Management Board shall not be, be deemed to be or considered partners of the Partnership and they shall not have any of the liabilities or obligations of partners.

SECTION 7.3      APPROVAL OF MANAGEMENT BOARD.

            7.3.1 DEFINITION. When the phrases "APPROVED BY THE MANAGEMENT BOARD" or "APPROVAL OF THE MANAGEMENT BOARD" are used in this Agreement, such phrases shall mean:

                  (a) until such time as a CEO is elected and appointed to the Management Board, the affirmative vote


PARTNERSHIP AGREEMENT  -               27
            of approval of at least FOUR members of the Management Board; and

                  (b) except as provided in Section 6.3 above, at such time as the CEO is appointed to the Management Board, the affirmative vote of approval of at least FIVE members of the Management Board.

            7.3.2 QUORUM. Subject to Section 7.3.3 below, the quorum for any meeting of the Management Board shall be FOUR members and must include at least one member or alternate from the appointees of each of Norco and S&O.

            7.3.3 NONAPPLICATION. Notwithstanding any provision of this Agreement to the contrary, in the event there is an Event of Default under the terms of this Agreement with respect to any Partner, such Partner (and such Partner's Board representatives) shall not participate in the management of the Partnership during such Event of Default, and all Board decisions shall be decided by a simple majority of the remaining Board members.

SECTION 7.4      MAJOR DECISIONS.

            7.4.1 DEFINITION. Except as provided in Sections 6.3, 7.4.3 and 7.6 hereof, no act shall be taken, sum expended, decision made or obligation incurred by the Partnership, the CEO or any Partner with respect to a matter within the scope of any of the major decisions enumerated below (the "MAJOR DECISIONS"), unless and until the same has been Approved by the Management
Board or expressly delegated by the Approval of the Management Board in writing. As used in this Agreement, Major Decision means any of the following matters (which such matters shall be equally applicable to the Partnership and to the Canadian Subsidiaries):

                  (a)   any amendment to this Agreement;

                  (b)   approval of the Budget;

                  (c) subject to Section 6.3, selection, hiring and termination of the CEO, and approval of senior officer compensation, including CEO compensation;

                  (d)   any change in the number of members of the Management
            Board;

                  (e) the timing and amount of distributions of cash to the Partners other than Mandatory Tax Distributions;

                  (f) redemption by the Partnership of any Partner's Units or interest in the Partnership, except as provided in the Liquidity Agreement;


PARTNERSHIP AGREEMENT  -               28

                  (g) the granting of a security interest in any asset or assets of the Partnership (i) not in the ordinary course of business or (ii) in excess of $100,000 per asset, or $1,000,000 in the aggregate;

                  (h) the incurrence, renewal, refinancing or repayment of indebtedness of the Partnership, unless such indebtedness is incurred in the ordinary course of business and does not total more than $1,000,000;

                  (i) capital expenditures which are not otherwise included in the Annual Budget, and which exceed $200,000 per expenditure;

                  (j) the sale of any non-current asset or assets of the Partnership valued in excess of $1,000,000 per asset;

                  (k) a change in the nature of the Business or long-range plans of the Partnership;

                  (l) subject to the provisions of Article IX, a transaction or other matter involving a material actual or potential conflict of interest with any Partner, the Partnership or an Affiliate thereof; PROVIDED, that any member of the Management Board shall disclose his interest in respect of such transaction or other matter in which he is in any way directly or indirectly interested and such member shall be counted in the quorum at the meeting of the Management Board at which the proposed transaction or other matter is approved and shall be entitled to vote thereon;

                  (m) subject to the provisions of Article IX and except as provided in the Related Agreements, the entering into any material transaction with any Partner or Person with whom any Partner or the Partnership does not deal at arm's length, unless such transaction provides for the sale of goods or the provision of services by such Partner or Person for a consideration that is not greater than the consideration that would be paid by a bona fide purchaser for similar goods or services in the open market;

                  (n)   any change in the Auditor of the Partnership;

                  (o) the admission of additional Partners or the selling of additional equity in the Partnership, other than as provided in the Liquidity Agreement;



PARTNERSHIP AGREEMENT  -               29

                  (p) subject to paragraph (i) above, any investment by the Partnership or acquisition of any asset or assets by the Partnership valued in excess of $1,000,000;

                  (q) the merger, consolidation or other reorganization of the Partnership, except as provided in the Liquidity Agreement;

                  (r) the permanent closure or curtailment of any facility, plant or office owned or leased by the Partnership;

                  (s)   the indemnification of any Partner or other Person;

                  (t) the commingling of funds of the Partnership with funds of any other Person; or

                  (u) loans from the Partnership to any Partner or Affiliate thereof.

            7.4.2 NONAPPLICATION. The provisions of this Section 7.4 shall not apply to the acquisition of any asset or the assumption of any liability including the novation of any contract pursuant to the Contribution Agreement.

SECTION 7.5      DEADLOCK.

            If the Management Board cannot agree on a matter to be approved by it, including, without limitation, any Major Decision for which all three Board members appointed by Norco have cast an affirmative or negative vote, but which is not Approved by the Management Board, and such inability to agree has continued for a period of fifteen (15) Business Days, the Partners shall be deemed to be in "DEADLOCK." In the event of Deadlock, the Management Board shall submit the matter or matters for the joint determination of the Chairman and the Vice Chairman of the Board, who shall use their best efforts in good faith to resolve the matter(s) in dispute. If such Partnership officers are unable to resolve the Deadlock within a period of fifteen (15) Business Days after such submission, the Chairman and Vice Chairman shall submit the Deadlocked matter to the boards of directors of TJI and S&O, respectively. Upon confirmation by ONE OR BOTH of such boards of directors (by written resolution) that the Partners are Deadlocked, any Partner may (i) submit the matter or matters in dispute to mediation/arbitration pursuant to Article XIV, or (ii) make a Termination Election as provided in Section 12.3 of this Agreement. In the event one party elects mediation/arbitration pursuant to the foregoing, and the other party chooses to make a Termination Election, the matter shall be submitted to mediation/arbitration.


PARTNERSHIP AGREEMENT  -               30

SECTION 7.6      SALE OF CANADIAN SUBSIDIARIES.

            7.6.1 SALE OF CANADIAN SUBSIDIARIES. Notwithstanding any other provision of this Agreement to the contrary, until and including March 31, 1995 (the "SALE PERIOD"), the Partnership, in the sole discretion of Norco, may sell Dashwood. Such transaction may or may not include LaFlamme, and if it does not, the Partnership shall cause Dashwood to transfer the voting stock of LaFlamme to a corporation which, as of February 7, 1992, was an affiliate of Dashwood and as at the date of the transfer is an affiliate of TJI and such stock shall be held in trust for the benefit of the Partnership. For the purposes of this Section 7.6.1, affiliate shall have the meaning attributed to that term in the Share Purchase Agreement dated February 7, 1992 ("LaFlamme Agreement"), pertaining to the purchase by Dashwood of the shares of LaFlamme. Non-voting stock of LaFlamme which will carry all of the economic benefits shall be transferred to the Partnership. LaFlamme will not be sold under this Section
7.6 without the concurrent or prior sale of Dashwood. LaFlamme also will not be sold under this Section 7.6 unless sold during the Sale Period. For purposes hereof, the term "SELL" shall mean the consummation and completion of a sale transaction and the receipt of the proceeds therefrom and, in the case of Dashwood only, pursuant to a binding agreement entered into not later than December 31, 1994. In the event of a sale during the Sale Period, all benefits and detriments of such transaction and of the Partnership's ownership of the stock prior to the sale, including, but not limited to, sale proceeds, transaction costs and expenses, indemnification obligations, Canadian tax obligations (including any taxes attributable to the distribution of LaFlamme to the Partnership, if any) and U.S. (federal, state and local) tax obligations shall inure solely to the benefit of, and/or be solely borne by, Norco.
Further, the parties agree that in the event of a sale of Dashwood only (and not LaFlamme), there will be a deemed return to Norco of its contribution of Dashwood, and a subsequent contribution to the Partnership of LaFlamme, all as of the Effective Date. Appropriate adjustment to Norco's capital account will be made as provided in Section 7.6.2 below. Norco shall reimburse the Partnership in cash for all such detriments paid by the Partnership and all contributions or loans to Dashwood or LaFlamme, it being intended that neither the Partnership nor the other Partners shall suffer economically by reason of such sale or sales or by reason of owning the stock of Dashwood or LaFlamme prior to such sale or sales.

            7.6.2 PAYMENT OF SALE PROCEEDS; REDUCTION IN OWNERSHIP PERCENTAGES. The net proceeds of any sale of Dashwood, or of Dashwood and LaFlamme, during the Sale Period shall be distributed solely to Norco. Norco's capital account shall be reduced by an amount representing the agreed fair market value of the Canadian Subsidiary (or Subsidiaries) sold (as reflected in


PARTNERSHIP AGREEMENT  -               31

Section 3.1 hereof), and its percentage ownership of the Units in the Partnership shall be recalculated retroactively to the Effective Date. For example, in the event Dashwood is sold during the Sale Period, but LaFlamme is not, Dashwood will be deemed to be returned to Norco, LaFlamme distributed by Dashwood to Norco, and LaFlamme contributed to the Partnership by Norco, all as an adjustment to Norco's initial contribution to the Partnership; in such event, Norco's capital account would be reduced by a net amount equal to $15 million, with a corresponding deemed reduction in its percentage ownership of the Units in the Partnership to 66,037 Units, or 66.037% (35/53rds) of the outstanding Units. If both Dashwood and LaFlamme are sold, Norco's capital account would be reduced by an amount equal to $18 million, with a corresponding reduction in its Units and percentage ownership in the Partnership to 64,000 Units, or 64.0% (32/50ths) of the outstanding Units. In each case, S&O's Units and percentage ownership in the Partnership would increase proportionately. Upon a sale of Dashwood and LaFlamme pursuant to this Section 7.6, the amount of the TJI Effective Date Net Worth (after taking into account the cash adjustment made pursuant to Section 2.4(e) of the Contribution Agreement) attributable to Norco only, shall be computed. If the TJI Effective Date Net Worth (attributable to Norco only) exceeds $32 million, the Partners shall cause the Partnership to make a cash payment to TJI in the amount of the excess. If the TJI Effective Date Net Worth is less than $32 million (attributable to Norco only), Norco shall pay the Partnership the amount of the deficiency. If only Dashwood and not LaFlamme is sold pursuant to this Section 7.6, the foregoing amount shall be $35 million (rather than $32 million), and the TJI Effective Date Net Worth shall be attributable to both Norco and LaFlamme. The foregoing payments and distributions, if any, will not affect the number of Units held by each Partner.

            7.6.3 EFFECT OF SALE. If Dashwood or LaFlamme are sold pursuant to Section 7.6.1, then, notwithstanding any other provision of this Agreement, this Agreement shall be deemed to be amended to remove references to Dashwood and LaFlamme, as applicable, and all calculations, determinations, payments and adjustments made pursuant to this Agreement which are based on the inclusion of Dashwood and LaFlamme in the contribution of TJI to the Partnership shall be adjusted and, where necessary, reversed to reflect such removal.

            7.6.4 TERMINATION IF NO SALE. If a binding agreement for the sale of Dashwood is not entered into on or before December 31, 1994, or if Dashwood, or Dashwood and LaFlamme are not sold (as defined in Section 7.6.1 above) on or before March 31, 1995, this Section 7.6 shall terminate in its entirety without any further force or effect.


PARTNERSHIP AGREEMENT  -               32

SECTION 7.7       ALTERNATES AND CHANGE IN APPOINTEES.

            7.7.1 ALTERNATES. The Partners may by notice in writing to the Secretary appoint an alternate for any member or members of the Management Board appointed by it. Each alternate shall be a member of the Management Board for all purposes and shall be entitled to attend and vote as a member at a meeting at which the member for whom he or she is the alternate is not personally present or otherwise participating. The Partners may at any time by notice to the Secretary revoke the appointment of any alternate appointed by it.

            7.7.2 CHANGE IN APPOINTEES. Each of Norco and S&O may from time to time by notice in writing to the Secretary change any of its appointees to the Management Board and shall fill any vacancy caused by the resignation or other removal of any of its appointees to the Board.

SECTION 7.8      REMUNERATION.

            No member of the Management Board (other than the CEO in his role as CEO) is entitled to remuneration as such except for out-of-pocket expenses incurred in attending meetings of the Management Board unless Approved by the Management Board.

SECTION 7.9      COMMITTEES.

            The Management Board may from time to time appoint from their number any committee or committees (with one member appointed by each of Norco and S&O), including an audit committee, to report to the full Management Board on any matter. No committee so appointed will have the power or authority to bind the Partnership or the Partners. The Management Board may at any time rescind the appointment of any committee or of any member of any committee.

SECTION 7.10     MEETINGS OF THE MANAGEMENT BOARD.

            Meetings of the Management Board shall be held regularly, and any two members of the Management Board may require the convening of a meeting by the Chairman. Any such requirement must state the purpose of the meeting and a summary of any special business to be considered at the meeting. All meetings will be held at such location as determined by the Chairman; PROVIDED, however, that the Chairman shall make a good faith effort at all times to locate such meetings where mutually convenient to all Board members. One or more members of the Management Board may participate in any meeting of the Management Board by means of telephone or other communications facilities that permit all persons participating in the meeting to hear each other. Not less than 48 hours' notice of the time and place of any meeting is to


PARTNERSHIP AGREEMENT  -               33
be given to members of the Management Board and their alternates. Each member or his alternate may in writing waive notice of a meeting either before or after the meeting and shall be deemed to have waived notice of any meeting attended by such member in person or by telephone. If within 1/2 hour from the time appointed for a meeting, a quorum of the Management Board is not present, the Chairman shall adjourn the meeting to a time and place mutually convenient to the Board members, at time not more than 30 days from the date of adjournment.

SECTION 7.11     RECORDS AND MINUTES.

            7.11.1 RECORDS. The Secretary will keep for a reasonable time copies of all correspondence and documents delivered to or sent by the Management Board and will in all respects comply with the applicable provisions of this Agreement. All records kept by the Secretary will be available to any Partner in respect of the time it was a Partner and the Partner may copy or make extracts from them.

            7.11.2 MINUTES. The Secretary will keep minutes of each meeting of the Management Board and a record of decisions made by the Management Board and copies of the minutes and decisions will be distributed by the Secretary to each member and alternate member of the Management Board as soon as practicable following the meeting or decision.

SECTION 7.12     WRITTEN DECISIONS.

            Any decision of the Management Board evidenced by writing signed in one or more counterparts by all the members of the Management Board or their alternates will be as binding as if decided at a meeting of the Management Board. Any decision in writing will be effective on the date specified therein or, if not date is specified, on the date it is signed by the last of the members required so to sign.


                                  ARTICLE 8

              LIABILITIES OF PARTNERS; INDEMNIFICATION

SECTION 8.1      LIABILITIES OF PARTNERS.

            Except as expressly provided otherwise in this Agreement, the Partners shall be liable for the debts, obligations and all other liabilities of the Partnership, including, without limitation, the Assumed Liabilities, in proportion to their respective holdings of Units, except as may be otherwise set forth in this Agreement or as required by the Act.



PARTNERSHIP AGREEMENT  -               34

SECTION 8.2      INDEMNIFICATION.

            The Partnership shall indemnify and hold harmless the Partners and their officers, directors, employees, representatives and agents, and the Partnership's officers, and members of the Management Board (each, an "INDEMNIFIED PARTY") from and against any loss, damage, expense, claim, liability or obligation relating to arising out of or resulting from any act or omission performed or omitted to be performed by such Indemnified Party on behalf of the Partnership or in furtherance of the Partnership's interests or as Tax Matters Partner; PROVIDED, however, such indemnification shall be recoverable only out of the assets of the Partnership and not from the Partners. The Partnership shall also advance the expenses of the Indemnified Party to the same extent as under Delaware corporate law in the case of a Delaware corporation. The foregoing indemnity shall not apply to acts or omissions which constitute gross negligence, willful misconduct or fraud.


                                  ARTICLE 9

               DEALINGS BETWEEN THE PARTNERSHIP AND A PARTNER

SECTION 9.1      DEALINGS WITH PARTNERS.

            In addition to the Related Agreements, the Partnership may, from time to time, enter into contracts, agreements or arrangements with any or all of the Partners or their Affiliates to supply services or products to or to purchase services or products from the Partnership on the terms and conditions Approved by the Management Board and by the Partner (or Affiliate thereof) providing or purchasing the services or products. No Partner is obligated to share with any other Partner any profit earned by it (or its Affiliate) under the contract, agreement or arrangement with the Partnership provided it has been so approved.

SECTION 9.2      RATES FOR SERVICES.

            Except as may be expressly provided otherwise in the Related Agreements, where a Partner provides services or products to the Partnership, the Partnership shall pay no more than would be paid by a bona fide purchaser for similar services or products in the open market. Where a Partner purchases products or services from the Partnership, the Partner shall pay the Partnership's costs and rates for like products and services sold to or performed for third parties or, if there is no such cost or rate, a reasonable agreed amount. Costs and service charges shall be agreed to in advance, in writing, wherever practicable.


PARTNERSHIP AGREEMENT  -               35

SECTION 9.3       LOANS.

            The Partners expressly acknowledge and agree that the Partnership is authorized to make loans to Partners or borrow funds from Partners from time to time at an interest rate equal to the rate set forth in Section 3.7.2 hereof, all such loans between the Partnership and the Partners to be made on a demand basis and to be repaid the first business day after such demand is made.


                                  ARTICLE 10

                  BOOKS, RECORDS AND FINANCIAL INFORMATION

SECTION 10.1     BOOKS OF ACCOUNT.

            At all times during the term hereof, the Partnership shall keep and maintain, or cause to be kept and maintained, at its principal place of business, books of account and records of the business of the Partnership. Each Partner and its authorized representatives shall have access to any information of the Partnership during normal business hours. The accounts of the Partnership shall be established and maintained on such basis of accounting as Approved by the Management Board, in accordance with generally accepted accounting principles. In addition to the foregoing, the Partnership shall keep and maintain, or cause to be kept and maintained, such other records as may be required by law.

SECTION 10.2     APPOINTMENT OF AUDITOR.

            The Management Board initially shall retain Arthur Andersen & Co. as the Auditor to carry out an audit and review and report to the Partners on the financial statements of the Partnership for, and as at the end of, each Fiscal Year of the Partnership. Any change in the Auditor shall be a Major Decision under this Agreement.

SECTION 10.3     BANK ACCOUNTS.

            Funds of the Partnership shall be deposited in an account or accounts of a type, in form and name and in a bank or banks Approved by the Management Board. Withdrawals from bank accounts shall be made by parties Approved by the Management Board.

SECTION 10.4     OTHER ACCOUNTING DECISIONS.

            So long as the Partnership is consolidated into TJI on a full consolidation or equity accounting basis, the Partnership agrees to consult with and accept guidance from TJI with respect to (i) all communications with TJI's shareholders, regulatory


PARTNERSHIP AGREEMENT  -               36
agencies and other public company constituencies, and (ii) all financial reporting and accounting decisions (other than those specifically provided for in other Sections of this Agreement); PROVIDED, however, that nothing in this
Section 10.4 shall affect the rights and obligations of the Partners among themselves as provided in this Agreement.

SECTION 10.5     TAX RETURNS.

            As soon as practicable after the end of each fiscal year, and no later than ten (10) days before the due date (including any extension thereof) for the filing of tax returns by calendar-year-end corporations, the Partnership shall furnish to each Partner a report (E.G., a Form 1065 Schedule K-1) containing information with respect to the Partnership to be used in preparing the federal, state and other income tax returns of the Partners. All costs, fees and expenses relating to the preparation of the tax returns of the Partnership and the Partners, including any Schedule K-1s, shall be borne by the Partnership.

SECTION 10.6     NOTICE OF TAX AUDIT.

            Prompt notice shall be given to the Partners upon receipt of advice that the Internal Revenue Service intends to examine Partnership income tax returns for any year.

SECTION 10.7     DELIVERY OF FINANCIAL STATEMENTS.

            In addition to the tax-related information referenced in Section
10.5 above, the Partnership shall deliver, or cause to be delivered, to the Partners and the members of the Management Board the following financial statements:

                  (a) a statement of the financial condition of the Partnership as of the last day of each quarter of each Fiscal Year, and income and cash flow statements for each calendar month of each Fiscal Year within thirty (30) days after the end of each quarter, to the extent feasible;

                  (b) an unaudited balance sheet and profit and loss statement for each Fiscal Year within twenty-five (25) days from the Fiscal Year end to which they apply, a report from the Auditor confirming that an unqualified audit opinion will be issued and draft financial statements within a further ten (10) days; and



PARTNERSHIP AGREEMENT  -               37

                  (c) the annual audited financial statements of the Partnership as soon as possible and within sixty (60) days from the Fiscal Year end to which they apply.

SECTION 10.8     CONFIDENTIALITY.

            Each Partner shall keep confidential all information furnished to it pursuant to Section 10.5, 10.7 or otherwise by virtue of its status as a Partner unless the prior written consent of each other Partner to disclose any such information is obtained; PROVIDED, however, that the foregoing shall not apply to prevent a Partner or its Affiliates and, in the case of S&O, their shareholders, from disclosing any of such information to its professional advisors, its bankers or other Persons from whom it seeks financing or to any Person where such disclosure (i) is required by law, (ii) is common practice for public companies dealing with the investment community or (iii) is required by the rules of NASDAQ or other national securities exchange.


                                  ARTICLE 11

                                  DEFAULT

SECTION 11.1     EVENT OF DEFAULT.

            Each of the following constitutes an "EVENT OF DEFAULT" with respect to the Partner in question (the "DEFAULTING PARTNER"):

                  (a) such Partner is taken over or purchased by a third party or parties resulting in a change in Control compared with those controlling the Defaulting Partner at the Effective Date;

                  (b) the occurrence of an Event of Insolvency with respect to such Partner; and

                  (c) any material default by a Partner in the performance or observance of any of the material covenants, agreements and obligations on its part to be performed or observed under this Agreement or the Contribution Agreement or any other Related Agreement, unless the default is of a nature that can be cured and it is cured within thirty (30) days following receipt by the Defaulting Partner of notice from another Partner or Partners specifying the nature of the default and requiring that the default be cured, or if such default is of a nature that it reasonably requires more than thirty (30) days to cure, and is capable of being fully cured, the Defaulting Partner proceeds diligently to and


PARTNERSHIP AGREEMENT  -               38
            does cure such default within ninety (90) days thereafter.


SECTION 11.2     REMEDIES.

            If an Event of Default under Section 11.1 occurs, the Partner(s) not in default (the "NON-DEFAULTING PARTNER(S)"), subject to the provisions of
Section 11.5 below, may do one or more of the following:

                  (a) pursue any remedy available to it or them in law or equity, it being acknowledged by each of the Partners that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for an Event of Default;

                  (b) take all actions in its own name or in the name of the Defaulting Partner or Partnership as reasonably may be required to cure the Event of Default, in which event all reasonable payments, costs and expenses incurred therefore shall be payable by the Defaulting Partner to the Non-Defaulting Partner(s) on demand with interest thereon at the Interest Rate;

                  (c) waive the Event of Default, but any waiver of the particular Event of Default shall not operate as a waiver of any subsequent or continuing Event of Default;

                  (d) implement, within 90 days of ascertaining the existence of such Event of Default, the "BUY" procedure as set out in
            Section 11.3 by notifying the Secretary of the Event of Default and the name of the Defaulting Partner(s);

                  (e) elect to dissolve and terminate the Partnership pursuant to Section 12.2; or

                  (f) submit the matter to binding arbitration under the provisions of Article XIV.

SECTION 11.3     BUY PROCEDURE.

            If the buy procedure is implemented, the Defaulting Partner(s) is deemed to offer to sell to the Non-Defaulting Partner(s) all but not less than all of its Units/interest in the Partnership upon the following terms and conditions:

                  (a) upon receipt of the notice under Section 11.2(d), the Secretary shall forthwith:



PARTNERSHIP AGREEMENT  -               39

                        (i) transmit the notice to each member of the Management Board;

                        (ii)  transmit the notice to the Defaulting Partner(s);
                  and

                        (iii) call a meeting of the Management Board to consider
                  the notice.

                  (b) the price payable for the Units/interest of the Defaulting Partner(s) in the Partnership is the value of such Units/interest as determined pursuant to Section 11.4 (the "BUY PRICE");

                  (c) the Buy Price must be paid in immediately available U.S. funds to the Defaulting Partner(s), less any amounts payable by the Defaulting Partner(s) to the Non-Defaulting Partner(s) or the Partnership pursuant to this Agreement;

                  (d) upon the exercise of a right to buy by the Non-Defaulting Partner(s) (the "PURCHASER"), the Purchaser shall purchase the Units/interest of the Defaulting Partner(s) in the Partnership and the closing of the purchase and sale is to take place on the 90th Business Day following the date of the exercise of the right to buy (or such other day as the parties may agree), at which time the appropriate party shall execute and deliver such payment, instruments, conveyances, assignments and releases as may be reasonably required to effect and complete the purchase and sale; and

                  (e) if the Non-Defaulting Partner(s) does not exercise its right to buy the Units/interest of the Defaulting Partner(s) within thirty (30) days of the determination of the value pursuant to
            Section 11.4, the right to buy lapses.

SECTION 11.4     VALUATION.

            The value of the Units/interest of a Partner in the Partnership is to be determined as of the Valuation Date as follows:

            11.4.1 APPOINTMENT OF INVESTMENT BANKER. Each of the Non-Defaulting Partner(s) and the Defaulting Partner(s) shall promptly appoint a mutually-acceptable valuation expert or investment banker who possesses a high degree of professional skill and expertise in valuation matters (the "VALUATION EXPERT"). The Valuation Expert shall then proceed to establish the value of


PARTNERSHIP AGREEMENT  -               40
the Business of the Partnership as a going concern without any discount for illiquidity.

            11.4.2 ESTABLISHMENT OF VALUE. The Valuation Expert shall then establish the value of the Units/interest of the Defaulting Partner(s) and of the Non-Defaulting Partner(s) by multiplying the value of the Business of the Partnership determined under Section 11.4.1 above by the percentage interest of such Partner based on the number of Units held related to the total number of Units outstanding.

            11.4.3 DECISION BINDING. The determination of value by the Valuation Expert shall be final, conclusive and binding upon all parties in interest.

            11.4.4 EXPENSES. The Partnership shall pay all fees and expenses of the Valuation Expert appointed under this Section 11.5.

SECTION 11.5     LIMITATION ON RIGHTS.

            Notwithstanding any provision of this Article XI, the remedies on default set forth in Section 11.2 above, or any of the other rights set forth in this Article XI, shall only be available to or exercisable by Norco, SealRite or Oldach.


                                  ARTICLE 12

                       TERMINATION OF THE PARTNERSHIP

SECTION 12.1     NO ABANDONMENT.

            No Partner may abandon, quit-claim, surrender or terminate its Interest in the Partnership except in accordance with this Agreement.

SECTION 12.2     DISSOLUTION.

            12.2.1 DISSOLUTION EVENTS. The Partnership shall be dissolved upon the occurrence of any of the following events (a "DISSOLUTION EVENT"):

                  (a) the sale or other disposition by the Partnership of substantially all of its assets;

                  (b)   the agreement in writing of all of the Partners;



PARTNERSHIP AGREEMENT  -               41

                  (c) upon a Termination Election of one of the Partners (as described in Section 12.3 below) following a Deadlock, as defined in
            Section 7.5 hereof;

                  (d)   an Event of Default has occurred as provided in Section
            11.1 and the Non-Defaulting Partner(s) elect to dissolve the Partnership as provided in Section 11.2(e);

                  (e) the contribution of the assets of the Partnership to a successor corporation pursuant to the Liquidity Agreement; and

                  (f) any other event upon the occurrence of which dissolution is required by the Act or applicable law.

            12.2.2 WAIVER OF DISSOLUTION AND PARTITION RIGHTS. The Partners hereby agree that notwithstanding any provision of the Act, the Partnership shall not dissolve except as provided in Section 12.2.1, and each Partner waives the benefit of all provisions of law, as now in effect or as enacted in the future, relating to actions of partition of real and personal property. Each Partner further agrees that it will not resort to any action at law or in equity to partition the real or personal property held or used by the Partnership except as provided in this Agreement. If it is determined that the Partnership has dissolved prior to the occurrence of a Dissolution Event, the Partners hereby agree to reconstitute the Partnership as of such dissolution and continue the business of the Partnership without a winding up or liquidation.

SECTION 12.3     TERMINATION ELECTION.

            Upon the certification of a Deadlock by the boards of directors of either TJI or S&O, the party making such certification can give notice to the other parties of an election to dissolve and terminate the Partnership and to designate a date upon which the Partnership will be dissolved, which such notice shall be not less than thirty (30) days prior to its effective date (a "TERMINATION ELECTION").

SECTION 12.4     APPOINTMENT OF RECEIVER.

            Upon notice of a Termination Election, or upon the election of the Non-Defaulting Partner(s) to dissolve the Partnership pursuant to Section 11.2(e), the Partner(s) giving such notice or making such election shall apply to a court of competent jurisdiction ("COURT") to appoint a receiver (the "RECEIVER"), who may be a Partner. Subject to the directions of the Court, the Receiver shall wind-up the affairs of the Partnership in accordance with
Section 12.5 and while doing so may


PARTNERSHIP AGREEMENT  -               42
manage and operate any property and assets of the Partnership and will have all necessary powers and authority of the Partners. Any non-Partner Receiver shall be entitled to reasonable fees and reimbursement of expenses incurred in carrying out its duties as Receiver.

SECTION 12.5     DISSOLUTION UPON TERMINATION ELECTION OR EVENT OF DEFAULT.

            If the Partnership is dissolved pursuant to a Termination Election or upon the election of the Non-Defaulting Partner(s) pursuant to Section 11.2(e), the Receiver shall sell all of the Partnership's assets if it can or, if not, shall make whatever allocation of assets and liabilities to the Partners as it determines in its sole discretion, consistent with ensuring that each Partner receives its respective percentage interest of the value of the Business and assets of the Partnership. If so determined by the Receiver, all of the assets of the Partnership shall be liquidated by the Receiver, and the Receiver shall use all reasonable efforts to obtain from the sale of the assets of the Partnership a price approximately equal to or greater than the fair market value of the assets at the date of sale.

SECTION 12.6     OTHER DISSOLUTION.

            12.6.1 WINDING UP. Upon dissolution of the Partnership as a result of a Dissolution Event OTHER THAN a Termination Election or an election by the Non-Defaulting Partner(s) pursuant to Section 11.2(e), the Partnership shall immediately commence to wind up its affairs and the Partners shall proceed with reasonable promptness to liquidate the business of the Partnership. The assets of the Partnership may be distributed to a liquidating trust to conduct the winding up, if Approved by the Management Board. Such liquidating trust shall be organized and operated in such manner as to be treated for federal income tax purposes as a trust rather than an association taxable as a corporation.

            12.6.2 MANAGEMENT RIGHTS DURING WINDING UP. During the period of the wind up of the affairs of the Partnership (other than pursuant to a Termination Election or an Event of Default), the rights and obligations of the Partners set forth herein with respect to the management of the Partnership shall continue. For purposes of winding up, the Management Board shall continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Partnership assets; PROVIDED, however, that if the termination of the Partnership results from an Event of Default, the Defaulting Partner shall have no further right to participate in the management or affairs of the Partnership or to attend Management Board meetings or vote on


PARTNERSHIP AGREEMENT  -               43
decisions by the Management Board, but shall nonetheless be bound by all decisions made by the Non-Defaulting Partner(s). Each Partner hereby waives any claims it may have against the Non-Defaulting Partner(s) that may arise out of the management by the Non-Defaulting Partner(s) of the Partnership, so long as such Non-Defaulting Partner(s) acts in good faith.

SECTION 12.7     DISTRIBUTIONS ON LIQUIDATION.

            The assets of the Partnership shall be applied or distributed in liquidation in the following order of priority:

                  (a) FIRST, to payment of all debts and liabilities of the Partnership owed to third parties, and all expenses of liquidation;

                  (b) SECOND, to payment of all debts and liabilities of the Partnership to any Partner;

                  (c) THIRD, to set up such cash reserves, if any, as the Receiver may deem reasonably necessary for any contingent liabilities or obligations of the Partnership. Such cash reserves, to the extent no longer necessary, shall be distributed as set forth in Sections 12.7(d) and (e) below;

                  (d) FOURTH, to the proportionate repayment of each Partner of the credit balance in the Partner's capital account in the Partnership;

                  (e) FIFTH, distributions to Partners (other than in their capacity as creditors) ("LIQUIDATION DISTRIBUTIONS"), shall be made upon the wind-up of the Partnership, (i) as provided in Section 5.2.1(a) relating to distributions of Distributable Cash.

            Notwithstanding any provision to the contrary contained herein, the amount of any distribution made pursuant to Section 12.7(d) hereof shall vary, between Norco on the one hand and S&O on the other hand, from their respective percentage interests in Units only (i) to the extent any Partner has contributed any additional capital to the Partnership which is not required under the provisions of this Agreement, or (ii) up to the aggregate amount of distributions then due to Norco pursuant to Section 5.4.3 hereof, but not yet paid.

SECTION 12.8     DISPOSITION OF DOCUMENTS AND RECORDS.

            All documents and records of the Partnership, including, without limitation, all financial records, vouchers, cancelled checks and bank statements, shall be delivered to TJI upon


PARTNERSHIP AGREEMENT  -               44
termination of the Partnership. Unless otherwise approved by the other Partners, TJI shall retain such documents and records for a period of not less than seven (7) years and shall make such documents and records available during normal business hours to the other Partners for inspection and copying at the other Partners' cost and expense. Notwithstanding the foregoing, no documents or records of the Partnership shall be destroyed or otherwise disposed of without prior notice to S&O, in which event S&O shall have the right to retain such records.

SECTION 12.9     CONTRIBUTION OBLIGATION OF PARTNERS.

            Except to the extent otherwise provided in this Agreement, upon a dissolution of the Partnership and the winding-up of its affairs, to the extent the Partnership's assets (including unpaid contribution obligations, if any, of Partners) are insufficient to satisfy the liabilities of the Partnership for which the Partners are liable under applicable law as partners, the Partners shall make contributions to the Partnership therefor in proportion to their respective Units. The Partners shall have rights of contribution among themselves under the allocation principles of this Section 12.9 for payments made by Partners with respect to such Partnership liabilities.

                                ARTICLE 13

                                  NOTICES

            Any notices or communications permitted or required hereunder shall be deemed sufficiently given if hand-delivered, or sent (i) by postage prepaid, registered or certified mail return receipt requested or (ii) by nationally-recognized private carrier or facsimile to the parties at their respective addresses set forth below, or to such other address of which any party may notify the other parties in writing. Notices delivered by mail shall be deemed given two (2) business days after being deposited in the United States mail, return receipt requested. Notices delivered by hand, by facsimile, or by a nationally recognized private carrier shall be deemed given on the first business day following receipt; PROVIDED, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after it is delivered by facsimile.


PARTNERSHIP AGREEMENT  -               45

            If to TJI or Norco:

                              TJI International, Inc.
                              380 E. ParkCenter Blvd., Suite 300
                              Boise, Idaho  83706
                              Telecopier:       (208)  345-3431
                              Attention:        Walter C. Minnick

            With a copy to:

                              Hawley Troxell Ennis & Hawley
                              877 Main Street, Suite 1000
                              Boise, Idaho  83701
                              Telecopier:       (208) 342-3829
                              Attention:        Paul M. Boyd, Esq.

            If to S&O:

                              LaSalle Capital Group, Inc.
                              Three First National Plaza, Suite 5710
                              Chicago, Illinois 60602
                              Telecopier:       (312) 236-0720
                              Attention:        Charles S. Meyer

            With a copy to:

                              Altheimer & Gray
                              10 South Wacker Drive, Suite 4000
                              Chicago, Illinois  60606
                              Telecopier: (312) 715-4800
                              Attention:  Robert L. Schlossberg, Esq.


                                  ARTICLE 14

                           MEDIATION/ARBITRATION

SECTION 14.1     MEDIATION.

            Any Partner whose board of directors has certified a Deadlock, or the Non-Defaulting Partner(s), at their sole option upon an Event of Default, may require that all disputes, matters arising under Deadlock, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("CLAIMS") relating in any way to this Agreement be settled by first submitting such Claim to mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration under Section 14.2 below. The Partnership shall pay the fees and expenses of such mediation.


PARTNERSHIP AGREEMENT  -               46

SECTION 14.2      BINDING ARBITRATION.

            Following the failure of non-binding mediation to resolve any Claims pursuant to Section 14.1 above, such Claim or Claims shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All such Claims will be subject to the statutes of limitation applicable as if such Claims were litigated. All Claims shall be decided by a sole arbitrator, who shall be a nationally-recognized management consulting firm mutually agreeable to the parties. All arbitration hearings will be held in such venue as is agreed to by the parties. In addition to all other powers, the arbitrator shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction. The Partnership shall pay the fees and expenses of such arbitration.


                                  ARTICLE 15

                                MISCELLANEOUS

SECTION 15.1     GOVERNING LAW.

            This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

SECTION 15.2     INTERPRETATION.

            For all purposes of this Agreement, except as otherwise expressly provided, or unless the context otherwise requires:

                  (a) the headings are for convenience of reference only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

                  (b) all accounting terms not otherwise defined have the meanings ordinarily assigned to them at the date hereof pursuant to U.S. generally accepted accounting principles and all computations made pursuant to this Agreement must be made in accordance with U.S. generally accepted accounting principles in effect as of the date hereof;

                  (c)   any reference to a currency is a reference to U.S.
            currency;

                  (d) except where otherwise specified, any reference to a statute includes a reference to such statute or code


PARTNERSHIP AGREEMENT  -               47
            and to its regulations, with all amendments in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute or regulation;

                  (e) any reference to an entity includes a reference to any entity that is a successor to that entity;

                  (f) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and words importing the neuter gender include the masculine or feminine gender and words in the plural include the singular; and

                  (g) the Norco Assets and the S&O Assets shall be deemed to include an interest in any insurance policies which would cover liability for bodily injury, property damage or personal injury arising out of accidents or other occurrences arising prior to the Effective Date.

SECTION 15.3     BINDING EFFECT.


            This Agreement shall be binding upon, and inure to the benefit of, all the parties and their respective successors, legal representatives and permitted assigns.

SECTION 15.4     EXHIBITS.

            All Exhibits attached hereto and the documents and agreements referred to herein to be delivered and the acts to be performed at or subsequent to the Effective Date are incorporated herein and expressly made a part of this Agreement as fully as though completely set forth herein.

SECTION 15.5     COUNTERPARTS.

            This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart.

SECTION 15.6     AMENDMENT AND MODIFICATION.

            This Agreement may be amended, modified or supplemented only by written agreement signed by all of the Partners.




PARTNERSHIP AGREEMENT  -               48

SECTION 15.7      WAIVER.

            The failure of any party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same. No waiver by any party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any term, covenant, representation or warranty contained in this Agreement.

SECTION 15.8     SEVERABILITY.

            If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which, it shall be severed from this Agreement with the balance of this Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances, or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

SECTION 15.9     ENTIRE AGREEMENT.

            This Agreement, all agreements ancillary hereto or executed in connection herewith, all of the Exhibits attached hereto and thereto, and all documents and certificates referred to herein or therein and delivered hereunder or thereunder, constitute the entire understanding of the parties concerning the transactions contemplated hereby and thereby, cancel and supersede all previous agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. If there is a conflict between the provisions of this Agreement and any agreement ancillary hereto, the provisions of this Agreement shall govern.

SECTION 15.10    FURTHER ASSURANCES.

            Each party hereto agrees to do all acts and things and to make, execute and deliver such written documents and instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.


PARTNERSHIP AGREEMENT  -               49

SECTION 15.11     TIME.

            Time shall be of the essence hereof.
                                *      *      *



PARTNERSHIP AGREEMENT  -               50

            IN WITNESS WHEREOF, the parties hereto have caused this Partnership Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                    NORCO WINDOWS, INC.



                                    By: /s/  Jody B. Olson
                                       --------------------------------
                                    Name:  Jody B. Olson
                                         ------------------------------
                                    Its:       V.P.
                                        -------------------------------


                                    SEALRITE WINDOWS, INC.



                                    By: /S/  Robert L. Schlossberg
                                       --------------------------------
                                    Name:  Robert L. Schlossberg
                                        -------------------------------
                                    Its:  Vice President
                                        -------------------------------


                                    OLDACH WINDOW CORP.



                                    By: /s/  Robert L. Schlossberg
                                       --------------------------------
                                    Name:   Robert L. Schlossberg
                                         ------------------------------
                                    Its:   Vice President
                                        -------------------------------

PARTNERSHIP AGREEMENT  -               51

                                 EXHIBIT A

                          FORM OF GUARANTY AGREEMENT



PARTNERSHIP AGREEMENT  -               52

                                 EXHIBIT B

                        FORM OF CONTRIBUTION AGREEMENT



PARTNERSHIP AGREEMENT  -               53

October 11, 1994


Norco Windows, Inc.
P.O. Box  65
Boise, ID  83707

RE: Partnership Agreement of even date of N-S&O Partnership among Norco Windows, Inc., SealRite Windows, Inc., and Oldach Window Corp. ("Partnership Agreement")

Gentlemen:

This letter will amend the Partnership Agreement, as follows: If both Dashwood and LaFlamme are sold pursuant to Section 7.6 of the Partnership Agreement, Norco Windows, Inc. shall be responsible for all obligations and liabilities of Dashwood and/or LaFlamme under Section 2.18 of the LaFlamme Agreement (as defined in said Section 7.6.1 of the Partnership Agreement). If only Dashwood is sold pursuant to said Section 7.6, the Partnership shall bear one-third of such obligations and liabilities and Norco Windows, Inc. will bear two-thirds of such obligations and liabilities.

If you agree that this letter correctly sets forth our entire amendment to the Partnership Agreement, please sign and return the enclosed copy.

                                    Very truly yours,

                                    SealRite Windows, Inc.

                                    By: /s/  Robert L. Schlossberg
                                       --------------------------------

                                    Oldach Window Corp.

                                    By:  /s/  Robert L. Schlossberg
                                       --------------------------------

                                    Accepted and Agreed:
                                    Norco Windows, Inc.

                                    By: /s/  Jody B. Olson
                                       --------------------------------

                                    Approved:
                                    TJ International, Inc.

                                    By:  /s/  Jody B. Olson
                                       --------------------------------